Exhibit 10.18

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EXECUTION COPY

CONFIDENTIAL

License and Collaboration Agreement

by and between

Five Prime Therapeutics, Inc.

and

Human Genome Sciences, Inc.

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of this 16th day of March, 2011 (the “Effective Date”), by and between Five Prime Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at Two Corporate Drive, South San Francisco, CA 94080, USA (“FivePrime”) and Human Genome Sciences, Inc., a corporation organized and existing under the laws of Delaware having its principal place of business at 14200 Shady Grove Road, Rockville, MD 20850, USA (“HGS”). HGS and FivePrime are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, FivePrime is a biotechnology company focused on the discovery and development of innovative protein and antibody drugs;

WHEREAS, HGS is a biopharmaceutical company working to create, develop and commercialize novel therapies that can expand and improve quality of life;

WHEREAS, FivePrime owns and/or controls valuable proprietary technology (including an engineered fusion protein compound, other materials, manufacturing processes, pre-clinical and clinical data and results and regulatory filings) relating to its proprietary protein drug candidate known as FP-1039, which is under active development by FivePrime as of the Effective Date; and

WHEREAS, HGS wishes to obtain from FivePrime certain exclusive rights to further develop, manufacture and commercialize FP-1039 in the United States, the European Union and Canada, and FivePrime wishes to grant such rights to HGS, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, HGS and FivePrime hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

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1.1        “Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2        “Affiliate” means, with respect to a Party, any person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” shall mean, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.3        “Alliance Manager” is defined in Section 3.1.

1.4        “Biosite” means Biosite Incorporated, or any successor thereto.

1.5        “Biosite Agreement” means the Collaboration and License Agreement by and between FivePrime and Biosite, effective January 13, 2006.

1.6        “BLA” means a biologics license application or equivalent (e.g., new drug application) for Regulatory Approval of a Product that is Filed with the FDA.

1.7        “Bulk Drug Substance” means the final purified unpackaged, unlabeled drug substance (that is not in final form ready for use) obtained from the manufacturing process for a Phase 3 Clinical Trial or for commercial supply.

1.8        “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in United States are authorized or required by law to remain closed.

1.9        “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.10    “Calendar Year” means a period of twelve (12) consecutive months ending on December 31.

1.11    “cGMPs” shall mean all then-current applicable Laws and recognized good manufacturing practices that apply to the Manufacture of any Active Ingredient, Compound or Product and govern the standards of manufacture of any product intended for human use, including, as applicable: (a) the United States regulations set forth under Title 21 of the United

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States Code of Federal Regulations parts 210, 211, as well as applicable guidance published by the FDA; (b) the EU good manufacturing practices set forth in the European Community directives 2003/94/EC 2001/83/EC as amended by 2004/27/EC, all relevant implementations of such directives and all relevant principles and guidelines including ICH Tripartite Guidance Q7A and Volume 4 of the Rules Governing Medicinal Products in the European Union: Medicinal Products for Human and Veterinary Use; and (c) the Ministry of Health Labor and Welfare GMP/GQP ordinances and accompanying regulations in Japan, in each case as may be modified or supplemented during the Term.

1.12    “Change of Control” means any of the following events: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of HGS normally entitled to vote in elections of directors, as a result of a single transaction or a series of related transactions; (b) HGS consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into HGS, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of HGS immediately preceding the execution of the agreement governing such consolidation or merger; or (c) HGS conveys, transfers or leases all or substantially all of its assets to any Third Party.

1.13    “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.14    “Code” is defined in Section 11.3(c).

1.15    “Combination Product” is defined in Section 1.103 (definition of “Net Sales”).

1.16    “Commence” or “Commencement” means, with respect to a clinical trial of any Compound or Product: ***

1.17    “Commercialization” means all activities directed to marketing, distribution, Detailing or selling a Product (as well as importing and exporting activities in connection therewith), all activities directed to obtaining Pricing Approvals, and all activities directed to Phase 4 Studies.

1.18    “Commercially Reasonable Efforts” means efforts and resources that a similarly situated biotechnology or pharmaceutical company would use as part of an active and continuing program of development and/or commercialization of a pharmaceutical or biologic product

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owned by such company or to which such company has rights, of similar market potential and similar stage of product life, taking into account the establishment of the Licensed Products in the marketplace, the competitiveness of the marketplace, the proprietary position of the Licensed Product, the regulatory status involved, the pricing and launching strategy and the relative safety and efficacy of the Licensed Product, and the projected profitability of the Licensed Product. “Commercially Reasonable Efforts” shall require that such Party (on its own and/or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (a) promptly assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations, and monitor and hold employees accountable for progress with respect to such goals and objectives; (b) set and seek to achieve specific and meaningful objectives for carrying out such obligations; and (c) make and implement decisions and allocate resources designed to diligently advance progress with respect to such objectives.

1.19    “Company Core Data Sheet” is defined in Section 5.2(a).

1.20    “Completion” means: (a) for any human clinical trial that is conducted by or on behalf of HGS or its Affiliates or sublicensees, ***; or, as the case may be, (b) for any human clinical trial that is conducted by or on behalf of FivePrime or its Affiliates, licensees or sublicensees, ***.

1.21    “Compound” means any of the following: (a) FP-1039; (b) any fragment of at least *** contiguous amino acids of the sequence of the extracellular domain of FGFR1 that is fused to an Fc Domain; and/or (c) any other fusion protein consisting of an Fc Domain and a protein fragment of at least *** contiguous amino acids, which protein fragment is at least *** percent (***%) identical at the amino acid level to either: (i) the extracellular domain of FGFR1; or (ii) a fragment of the extracellular domain of an FGFR1 as described in subsection (b) above.

1.22    “Confidential Information” means all proprietary Know-How, unpublished patent applications and other information and data of a financial, commercial, business, operational or technical nature which: (a) the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form; or (b) the receiving Party has learned from the disclosing Party in the course of the collaboration under this Agreement, in each case including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

1.23    “Confidentiality Agreement” is defined in Section 14.7.

1.24    “Contract Manufacturer” means any Third Party contract manufacturer with which a Party or its Affiliate(s) or sublicensee(s) contracts for the Manufacture of any Compound or Product. As of the Effective Date, Contract Manufacturer includes ICOS and ***, each of which as of the Effective Date are under contract with FivePrime for the Manufacture of clinical supplies of FP-1039.

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1.25    “Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party to grant a license or a sublicense under such Know-How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, in each case without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.26    “Co-Promotion/Co-Promote” means co-Detailing activities of the Products to Prescribers to be conducted by FivePrime in the United States in the event that FivePrime exercises its rights under Section 7.2.

1.27    “Co-Promotion Agreement” is defined in Section 7.2(b).

1.28    “Co-Promotion Term” is defined in Section 7.2(a).

1.29    “Critical Issue” means the decision as to whether HGS will, either by itself or through any of its Affiliates or sublicensees: ***.

1.30    “Current Milestone” is defined in Section 8.2(c).

1.31    “Detail” means an interaction between a sales representative and a Prescriber for the purposes of informing such Prescriber of the characteristics of a Product and providing Product-related information and/or services. When used as a verb, the term “Detail” or “Detailing” means to perform a Detail.

1.32    “Develop” or “Development” means all research and development activities for any Compound or Product, including all non-clinical, preclinical and clinical activities, testing and studies of any Compound or Product, Manufacturing development, process development, toxicology studies, distribution of Compounds and Products for use in clinical trials (including placebos and comparators), research and development of companion diagnostics for use in connection with clinical trials of Compounds and Products as well as approved Products, statistical analyses, and the preparation, filing and prosecution of any Marketing Approval Application for any Product, as well as all regulatory affairs related to any of the foregoing.

1.33    “Development Plan” is defined in Section 4.2(a).

1.34    “DMF” means a Drug Master File maintained with the FDA or its equivalent Regulatory Filing maintained with a Regulatory Authority in any other country.

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1.35    “Effective Date” is defined in the first (1st) paragraph of this Agreement.

1.36    “EMA” means the European Medicines Agency or any successor entity thereto.

1.37    “Endometrial Foreign INDs” is defined in Section 5.1(a).

1.38    “EU” or the “European Union” means the European Union and its member states as of the Effective Date, which are: Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxemburg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and their successors to the extent such successors occupy the same territory.

1.39    “Excluded Claim” is defined in Section 14.6(f).

1.40    “Existing IND” is defined in Section 5.1(a).

1.41    “Fc Domain” means any of the following: (a) the modified hinge and native CH1 and CH2 regions of human immunoglobulin G1 contained in FP-1039, (b) any other Fc regions (whether or not including the hinge region) contained in human immunoglobulin G2, G3 and G4 and combinations thereof; and (c) any fragment of at least *** contiguous amino acids or derivative at least *** percent (***%) identical at the amino acid level to any of the regions described in subsection (a) or (b) above.

1.42    “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.43    “FDC Act” means the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time.

1.44    “FGFR1” means human fibroblast growth factor receptor 1.

1.45    “FGFR2” means human fibroblast growth factor receptor 2.

1.46    “Field” means all companion diagnostic (for use in connection with a Product), therapeutic and prophylactic uses for humans. Solely for purposes of the Sublicensed UCSF Patent Rights, the “Field” does not include any “Licensed Services” as such term is defined in the UCSF Agreement.

1.47    “Filing” of a Marketing Approval Application means the acceptance by a Regulatory Authority of a Marketing Approval Application for filing and review, if applicable, or otherwise the date of submission of such Marketing Approval Application.

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1.48    “First Commercial Sale” means, with respect to any Product in any country or jurisdiction in the Licensed Territory, the first (1st) sale to a Third Party for distribution, use or consumption of any such Product in such country or jurisdiction after the Regulatory Approvals and any applicable Pricing Approvals have been obtained for such Product in such country or jurisdiction.

1.49    “FivePrime-Conducted Trials” is defined in Section 4.2(d).

1.50    “FivePrime-Conducted Trials Budget” means the budget for FivePrime-Conducted Trials, an estimate of which is set forth as Exhibit D and incorporated herein by reference. The Parties agree that the estimated external costs set forth in Exhibit D will be updated from time to time by FivePrime to reflect the then-current estimated external costs agreed upon between FivePrime and its subcontractors.

1.51    “FivePrime Development Activities” means any and all Development activities with respect to any Compounds or Products that are conducted by FivePrime for the purpose of supporting Regulatory Approvals for the Product in the Retained Territory, either by itself or through any of its Affiliates, licensees or subcontractors.

1.52    “FivePrime Existing Inventory” is defined in Section 6.1(c).

1.53    “FivePrime Indemnitee” is defined in Section 13.2.

1.54    “FivePrime Know-How” means any and all Know-How Controlled by FivePrime or any of its Affiliates as of the Effective Date or thereafter during the Term that *** for the use, Development, Manufacture or Commercialization of the any Compound or Product, including any such Know-How included in Inventions Controlled by FivePrime. “FivePrime Know-How” shall include FivePrime’s interest in any Joint Know-How.

1.55    “FivePrime Licensed Territory Patents” is defined in Section 9.2(a)(i).

1.56    “FivePrime Manufacturing Know-How” is defined in Section 6.2(a)(i).

1.57    “FivePrime Patents” means any and all Patent Rights (including Sublicensed Patent Rights) Controlled by FivePrime and/or its Affiliate(s) as of the Effective Date or thereafter during the Term that: (a) claim the composition of matter of, or the method of Manufacturing or using, any Compound or Product; or (b) that are *** for the use, Development, Manufacture or Commercialization of any Compound or Product. FivePrime Patents existing as of the Effective Date are set forth in Exhibit A. “FivePrime Patents” shall include FivePrime’s interest in any Joint Patents.

1.58    “FivePrime Technology” means FivePrime Know-How and FivePrime Patents.

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1.59    “FP-1039” means the soluble fusion protein consisting ***, as such protein is described in the Existing IND.

1.60    “FP-1039 Endometrial Trial (FP-1039-002)” is defined in Section 4.2(d).

1.61    “FP-1039 Phase 1 Trial” is defined in Section 4.2(d).

1.62    “FP-1039 Phase 1b Trial” means a Phase 1b clinical trial that HGS will conduct in accordance with the Development Plan that is designed to test the safety of FP-1039 administered in combination with one or more therapeutic agents indicated for the treatment of cancer.

1.63    “FTE” means the equivalent of a full time individual’s work for a twelve (12) month period (consisting of *** hours per year of dedicated effort). FTE efforts shall not include the work of general corporate or administrative personnel.

1.64    “FTE Rate” means an initial rate of *** Dollars ($***) per FTE per hour for all hours worked in a year related directly to the performance of this Agreement. Commencing January 1, 2012, the FTE Rate shall be changed annually on a calendar year basis by the JDC to reflect any year-to-year percentage increase or decrease (as the case may be) in ***.

1.65    “GAAP” means United States Generally Accepted Accounting Principles, consistently applied by a Party or its successor, e.g. International Financial Reporting Standards (“IFRS”).

1.66    “Generic Product” means, with respect to any Product, any pharmaceutical product that: (a) is sold by a Third Party under a Regulatory Approval granted by a Regulatory Authority to such Third Party, which Third Party is not a licensee or sublicensee of HGS or its Affiliates, or any of their licensees or sublicensees, and has not obtained such Product from a chain of distribution including HGS or any of its Affiliates, licensees or sublicensees or further sublicensees; (b) contains the Compound applicable to such Product as an Active Ingredient; and (c) is approved as a biologics equivalent of an A/B rated generics in reliance, in whole or in part, on the prior approval of such Product as determined by the applicable Regulatory Authority. “Generic Product” does not include any Product licensed or produced by HGS or any of its Affiliates or sublicensees (i.e., an authorized generic product).

1.67    “Global Safety Database” is defined in Section 5.2.

1.68    “Government Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

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1.69    “HGS Development Activities” means any and all Development activities with respect to any Compound or Product conducted by HGS under this Agreement for the purpose of supporting Regulatory Approvals of the Product within the Licensed Territory, either by itself or through any of its Affiliates, sublicensees or subcontractors, including FP-1039 Endometrial Trial (FP-1039-002) and FP-1039 Phase 1 Trial.

1.70    “HGS Indemnitee” is defined in Section 13.1.

1.71    “HGS Know-How” means any and all Know-How Controlled by HGS or any of its Affiliates as of the Effective Date or thereafter during the Term that is *** for the use, Development, Manufacture or Commercialization of any Compound or Product, including any such Know-How included in Inventions Controlled by HGS. “HGS Know-How” shall include HGS’ interest in any Joint Know-How.

1.72    “HGS Manufacturing Know-How” is defined in Section 6.2(b)(i).

1.73    “HGS Patents” means any and all Patent Rights Controlled by HGS or any of its Affiliates as of the Effective Date and/or thereafter during the Term that: (a) claim the composition of matter of, or any method of Manufacturing or using, any Compound or Product; or (b) are otherwise *** for the use, Development, Manufacture or Commercialization of any Compound or Product. “HGS Patents” shall include HGS’ interest in any Joint Patents.

1.74    “HGS Retained Territory Patents” is defined in Section 9.2(c)(i).

1.75    “HGS Technology” means HGS Know-How and HGS Patents.

1.76    “ICOS” means: (a) ICOS Corporation, predecessor-in-interest to CMC ICOS; and (b) CMC ICOS Biologics, Inc. as successor in interest to ICOS Corporation.

1.77    “ICOS Agreement” means the CHEF1 Non-Exclusive License Agreement by and between FivePrime and ICOS, effective as of April 18, 2006, as amended.

1.78    “IND” means any investigational new drug application, clinical study application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.79    “Indemnified Party” is defined in Section 13.3.

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1.80    “Indemnifying Party” is defined in Section 13.3.

1.81    “Indication” means any human disease or condition in the Field that can be treated, prevented or cured or the progression of which can be delayed and for which a Compound or Product is specifically developed in order to obtain Regulatory Approval for use of a Product pursuant to an approved label claim. A single Indication shall include the primary disease and variants or subdivisions or subclassifications within such primary disease. Treatment, stage of disease, modulation and/or prophylaxis of the same disease, including line extensions and regardless of the patient population, shall be treated as the same Indication. Treatment as monotherapy or treatment in combination with another Active Ingredient or product shall be treated as the same Indication.

1.82    “Initial Development Outline” is defined in Section 4.2(a).

1.83    “Invention” shall mean any process, method, composition of matter, article of manufacture, discovery or finding that is invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, including all rights, title and interest in and to the intellectual property rights therein.

1.84    “JAMS Rules” is defined in Section 14.6(a).

1.85    “Joint Commercialization Committee” or “JCC” is defined in Section 3.5(b).

1.86    “Joint Development Committee” or “JDC” is defined in Section 3.2.

1.87    “Joint Know-How” is defined in Section 9.1.

1.88    “Joint Patents” is defined in Section 9.1.

1.89    “Joint Technology” means Joint Know-How and Joint Patents.

1.90    “Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, but excluding any Patent Rights.

1.91    “Knowledge” means, with respect to FivePrime, the actual knowledge (without imputed knowledge, constructive knowledge, but including the duty to make reasonable inquiry with its employees), of the following ***.

1.92    “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Government Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

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1.93    “Lead Oncology Company” is defined in Section 2.2(b).

1.94    “Licensed Territory” means: (a) the United States; (b) Canada; and (c) the European Union.

1.95    “MAA” means a marketing approval application for Regulatory Approval of a Product that is Filed with the EMA.

1.96    “Major Markets” means each of the following: ***.

1.97    “Manufacture” means all activities directed to the manufacture, receipt, incoming inspections, storage and handling of raw materials and the manufacture, processing, formulation, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), supplying, shipping and release of any Active Ingredient, Compound or Product, as the case may be and to the extent applicable, including manufacturing process development, scale-up and validation.

1.98    “Manufacturing Costs” means the cost incurred by HGS or any of its Affiliates and includes the fully allocated cost of manufacturing any Compound or Product, as such costs are specifically allocated to such Compound or Product and as computed in accordance with GAAP and HGS’ internal standards applied consistently among its products, consisting of:

    (a)        Materials cost, which means the price paid for raw material, intermediates, components and finished goods which are purchased from outside vendors as well as any freight and duty where applicable;

    (b)        Direct labor costs, which means the allocable employment cost of all personnel directly engaged in the Manufacture of the Compound or Product within the relevant manufacturing operating unit, to the extent allocated to the actual Manufacture of the Compound or Product;

    (c)        Direct costs and allocated factory overhead costs, which means the cost of specific activities that are provided by support functions either on or off-site, provided they are directly related to the Manufacture (including fill and finish activities) or packaging of Compound or Product and not a general overhead allocation or charge. Overhead costs consists of expenses associated with quality assurance testing, quality compliance, stability testing, batch review, equipment maintenance costs, manufacturing utilities, waste removal, storage, transportation, insurance for the factory, its contents or other directly related items, factory management and factory administrative expenses, factory changeover or preventative

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maintenance, factory facilities costs, which may include lease payments made by HGS to a Third Party, environmental engineering and property taxes. These expenses shall be reasonably allocated to the Manufacture of Compound or Product on a pro rata basis based on the allocation methodology appropriate at the Manufacturing site. Such expenses shall exclude costs relating to available capacity which is not used in the Manufacture of the Compound or Product, however such expenses will include costs relating to available capacity specifically reserved for the Manufacture of the Compound or Product based on forecast or order placed by FivePrime, its Affiliates or licensees, unless HGS can fill another manufacturing campaign not related to the Compound or Product;

    (d)        Depreciation costs in lieu of capital expenditures, which represent the annual amortization of original purchase costs reasonably allocated to the Manufacture of Compound or Product on a pro rata basis based on the allocation methodology appropriate at the Manufacturing site over the useful life of the asset;

    (e)        Scrap, rejected material or other appropriate costs associated with the production of Compound or Product;

    (f)        The out-of-pocket costs of freight and tariffs and other expenses associated with transporting Compound or Product from the source of manufacture to a distribution center, inclusive of any interim points of delivery, but excluding (i) any such costs which are separately invoiced to a customer, and (ii) FTEs involved in the management of supply chain logistics, and expressly excludes: (a) any royalties or other payments payable by HGS or any of its Affiliates to any Third Party with respect to any Compound or Product; and (b) any process development costs incurred in connection with the Manufacturing of such Compound or Product, unless mutually agreed by the Parties;

    (g)        If HGS has Product manufactured by a Contract Manufacturer, the cost for supply of such Product for FivePrime Development Activities and Commercialization shall be at the pass through cost from the Contract Manufacturer and the applicable HGS FTEs to manage/oversee the delivery of the Product at the FTE Rate; and

    (h)        The Manufacturing Costs shall not include any costs or expenses as described in subsections (a) through (g) above that are attributable to any failed or rejected manufacturing runs for production of Compound produced for commercial supply.

1.99    “Manufacturing Process Yield” means, in determining the amount of milestone payment triggered by the achievement of a particular milestone event, the average quantity, in grams, of Bulk Drug Substance of Compound obtained per liter of fermentation working volume in the first *** successfully completed cGMP manufacturing runs (where all such runs were devoid of any major process deviations), at a working volume of at least *** liters per

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fermentation run, in which such manufacturing runs are performed for production of Compound for a Phase 3 Clinical Trial (if such milestone is a development, regulatory or approval milestone) or for commercial supply (if such milestone is a commercial milestone). In the event the Manufacturing Process Yield calculated for the first *** successfully completed cGMP runs as described above is less than or equal to *** g/L, and subsequently the Manufacturing Process Yield rises above *** g/L, then all subsequent milestone payments shall be calculated using the improved yield, but the determination of all previous milestone payments shall remain unchanged despite such yield improvement.

1.100    “Marketing Approval Application” means a BLA, MAA or similar application for Regulatory Approval that is Filed with the applicable Regulatory Authorities in any country or jurisdiction in the Licensed Territory.

1.101    “Marketing/Medical Affairs Costs” is defined in Section 7.2(e).

1.102    “Mutant Endometrial Cancer” means endometrial cancer of the endometrioid histotype where the tumor cells harbor an FGFR2 mutation.

1.103    “Net Sales” means with respect to any Product, the gross amount recognized by HGS, any Affiliate, or sublicensee for sales of such Product to a Third Party less deductions, to the extent reasonable, customary, and consistent with HGS’ business practices, for:

    (a)        transportation charges, and other charges, such as insurance, relating thereto;

    (b)        sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of such Product and actually paid;

    (c)        discounts and chargebacks actually accrued, granted, allowed or incurred in connection with the sale of such Product;

    (d)        allowances or credits to customers actually accrued, granted, allowed or incurred and not in excess of the selling price of such Product, on account of rejection, outdating, recalls or return of such Product; and

    (e)        rebates, reimbursements, fees or similar payments to or accruals for (i) wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations; or (ii) to patients and other Third Parties arising in connection with any program applicable to a Product under which HGS or its Affiliates provides to low income, uninsured or other patients the opportunity to obtain HGS’ pharmaceutical products at reduced cost.

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For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a)-(e) above, such item may not be deducted more than once.

Sales between HGS and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is an end user.

Net Sales will be calculated on an accrual basis, in a manner consistent with HGS’ accounting policies for external reporting purposes, as consistently applied, in accordance with GAAP. To the extent any accrued amounts used in the calculation of Net Sales are estimates, such estimates shall be trued-up in accordance with HGS’ accounting policies for external reporting purposes, as consistently applied, and Net Sales and related payments under this Agreement shall be reconciled as appropriate.

If a Product either (i) is sold in the form of a combination product containing both a Compound and one or more Active Ingredient(s) as separate molecular entity(ies) that are not Compounds; or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case ((i) or (ii)), a “Combination Product”), the Net Sales of such Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Product, shall be determined as follows: first, HGS shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of the Product, if sold separately, and B is the total invoice price of any other Active Ingredient or delivery device in the Combination Product if sold separately. If any other Active Ingredient or delivery device in the Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of the Product if sold separately, and C is the invoice price of the Combination Product. If neither the Product nor any other Active Ingredient (or delivery device) in the Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Product in the Combination Product to the total fair market value of such Combination Product.

With respect to any sale of any Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good

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faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Products distributed for use in clinical trials or as samples.

1.104    “Non-Resident Party” is defined in Section 4.4.

1.105    “Other FivePrime-Conducted Activities” is defined in Section 4.2(d)(ii).

1.106    “Patent Cost” means the reasonable out-of-pocket costs and expenses (including the fees and expenses paid to outside counsel and filing and maintenance fees paid to governmental authorities) incurred and recorded as an expense by a party or any of its Affiliates after the Effective Date, during the Term of and pursuant to the Agreement, (a) in connection with the Prosecution of FivePrime Patents and (b) the reasonable costs and expenses for litigation (enforcement or defense) or other proceedings with respect to FivePrime Patents. For the avoidance of doubt, “Patent Costs” shall not include damages awarded by a court or other governmental authority or monetary settlements entered into by the litigants.

1.107    “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.108    “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.109    “Pharmacovigilance Agreement” is defined in Section 5.2(a).

1.110    “Phase 1 Clinical Trial” shall mean a human clinical trial of a Compound or Product that would satisfy the requirements under Title 21 of the United States Code of Federal Regulations part 312.21(a), regardless of whether such trial is referred to as a “phase 1 clinical trial” in the Development Plan.

1.111    “Phase 2 Clinical Trial” shall mean a controlled human clinical trial of a Compound or Product that would satisfy the requirements under Title 21 of the United States Code of Federal Regulations part 312.21(b), regardless of whether such trial is referred to as a “phase 2 clinical trial” in the Development Plan.

1.112    “Phase 3 Clinical Trial” shall mean a controlled or uncontrolled human clinical trial of a Compound or Product that would satisfy the requirements under Title 21 of the United States Code of Federal Regulations part 312.21(c), regardless of whether such trial is referred to as a “phase 3 clinical trial” in the Development Plan.

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1.113    “Phase 4 Study” means any study or data collection effort in respect to any Product for a particular Indication that is initiated after receipt of Regulatory Approval for the Product for such Indication.

1.114    “Prescriber” means any healthcare professional authorized to prescribe a Product.

1.115    “Pricing Approvals” means, with respect to a Product in any country or jurisdiction in the Licensed Territory, all pricing and reimbursement approvals for the Product from Government Authorities required by applicable Law or Governmental Authorities.

1.116    “Product” means any pharmaceutical preparation in final form, including all dosage forms, formulations and line extensions thereof, containing a Compound as an Active Ingredient (alone or as part of a Combination Product). Except when referred to in the Net Sales definition, all references to Product in the Agreement shall be deemed to include Combination Product.

1.117    “Product Infringement” is defined in Section 9.3(a).

1.118    “Product Marks” has the meaning set forth in Section 9.5.

1.119    “Product-Specific FivePrime Licensed Territory Patents” is defined in Section 9.2(a)(i).

1.120    “Prosecution” means the filing, prosecution and maintenance of patents and patent applications, including any post-grant proceeding such as patent interference proceeding, opposition proceeding, revocation proceeding, reexamination and reissuance.

1.121    “Regulatory Approval” means, with respect to a Product in any country or jurisdiction in the Licensed Territory, the approvals by the applicable Regulatory Authority in such country or jurisdiction (other than Pricing Approvals) necessary for the Commercialization of the Product for an Indication.

1.122    “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for Products, including the FDA, the EMA and any corresponding national or regional regulatory authorities.

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1.123    “Regulatory Filings” means, with respect to the Compounds or Products, any submission to a Regulatory Authority of any appropriate regulatory application specific to Compounds or Products, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto. “Regulatory Filings” includes any IND and any Marketing Approval Application.

1.124    “Remainder” is defined in Section 9.3(e).

1.125    “Remedial Action” is defined in Section 5.6.

1.126    “Resident Party” is defined in Section 4.4.

1.127    “Retained Territory” means all countries and territories of the world outside of the Licensed Territory.

1.128    “Royalty Term” has the meaning set forth in Section 8.3(b).

1.129    “Sales & Royalty Report” means a written report or reports showing on a Product-by-Product and country-by-country basis each of: (a) the gross recognized amount for each Product in the Licensed Territory during the reporting period by HGS and its Affiliates and sublicensees; (b) the deductions taken in calculating Net Sales for each Product during such reporting period, and the Net Sales for each such Product; (c) any applicable currency conversions; and (d) the royalties payable with respect to such Net Sales in United States Dollars.

1.130    “Sales Costs” is defined in Section 7.2(e).

1.131    “Sublicensed ICOS Patent Rights” means the Patent Rights in-licensed by FivePrime under the ICOS Agreement.

1.132    “Sublicensed Patent Rights” means, collectively, the Sublicensed ICOS Patent Rights and the Sublicensed UCSF Patent rights.

1.133    “Sublicensed UCSF Patent Rights” means the Patent Rights in-licensed by FivePrime under the UCSF Agreement.

1.134    “Technology Transfer Period” means the period commencing on the Effective Date and continuing thereafter for *** months.

1.135    “Term” is defined in Section 11.1.

1.136    “The Regents” means The Regents of the University of California, a California corporation, or any successor thereto pursuant to the UCSF Agreement.

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1.137    “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.138    “Third Party Patent Proceeding” is defined in Section 9.4.

1.139    “Transferred Materials” is defined in Section 2.5(c).

1.140    “UCSF Agreement” means the Exclusive License Agreement by and between The Regents of the University of California and FivePrime for Receptors for Fibroblast Growth Factors, effective September 7, 2006, a copy of which is attached hereto as Exhibit B.

1.141    “United States” or “US” means the United States of America including its territories and possessions.

1.142    “Valid Claim” means, with respect to any country: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or (b) a pending claim of an unissued US patent application, which application has not been pending for more than *** years since its effective filing date (which for the sake of clarity is the earliest priority date of the patent application); or (c) a pending claim of an unissued Canadian (CA) or European (EP) patent application, which application has not been pending for more than *** years since the date such application enters into such a national stage in such country), provided that with respect to US, CA or EP applications, such ***year period shall be tolled for the duration of any pre-grant opposition proceeding, any interference proceeding or any appeal, in each case with respect to such patent application.

1.143    Interpretation. In this Agreement, unless otherwise specified:

    (a)        “includes” and “including” shall mean respectively includes and including without limitation;

    (b)        words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

    (c)        words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

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(d)        the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2

LICENSE

2.1        License to HGS under FivePrime Technology.

    (a)        Subject to the terms and conditions of this Agreement, FivePrime hereby grants to HGS: (i) an exclusive license, with the right to grant sublicenses in accordance with Section 2.2, under the FivePrime Technology to Develop and use Compounds and Products, Commercialize, and sell and offer for sale Products, in each case in the Field in the Licensed Territory; and (ii) a worldwide, exclusive license (except with respect to FivePrime to the extent FivePrime supplies HGS pursuant to Sections 6.1(c) and 6.2(a)), with the right to grant sublicenses solely to its Affiliates and Contract Manufacturers, under the FivePrime Technology to Manufacture, have Manufactured, import and export Compounds and Products solely for the purpose of: (A) supplying HGS, its Affiliates and sublicensees for the activities under the license granted in subsection (i) and (B) supplying FivePrime, its Affiliates, licensees and sublicensees in accordance with Section 6.1. The license granted to HGS under this Section 2.1(a) shall not grant any rights for HGS to Develop, Commercialize, make, have made, use, sell, offer for sale or import any other proprietary compound (including protein product of any kind) of FivePrime (including any proprietary compound that FivePrime licenses to a Third Party) that is not a Compound.

    (b)        HGS acknowledges and agrees that: (i) FivePrime obtained the rights to the Sublicensed Patent Rights included in the FivePrime Patents under the UCSF Agreement and ICOS Agreement, respectively, and, as a result, FivePrime’s rights and obligations with respect to such Sublicensed Patent Rights are subject to the terms and conditions of the UCSF Agreement and ICOS Agreement, as applicable; (ii) the license granted by FivePrime to HGS under Section 2.1(a) under such Sublicensed Patent Rights constitutes a sublicense under the UCSF Agreement or ICOS Agreement, as applicable; (iii) such sublicense is subject to the terms and conditions of the UCSF Agreement or ICOS Agreement, as applicable, including the obligations to the federal government of the United States set forth in Sections 2.4 and 2.7 of the UCSF Agreement, the irrevocable grant of rights to a Third Party pursuant to Section 2.5 of the UCSF Agreement, and the rights reserved to The Regents pursuant to Section 2.6 of the UCSF Agreement; and (iv) HGS shall comply with all applicable terms of the UCSF Agreement as if HGS were the “Licensee” pursuant to the UCSF Agreement and FivePrime were “The Regents” pursuant to the UCSF Agreement, as required under Section 4.3 of the UCSF Agreement.

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(c)        HGS acknowledges and agrees that: (i) FivePrime is a party to the Biosite Agreement, under which FivePrime granted Biosite an exclusive license under the FivePrime Technology for certain compound-related diagnostic uses, with FivePrime retaining the right under the FivePrime Technology, and receiving a license under Patents and Know-How owned or in-licensed by Biosite, for ***; (ii) the license granted by FivePrime to HGS under Section 2.1(a) in the field of *** confers to HGS the right solely to develop, manufacture, use and commercialize ***, and such license includes a sublicense under the license obtained by FivePrime from Biosite under the Biosite Agreement; (iii) in the event FivePrime transfers to HGS any *** discovered, developed, owned or in-licensed by Biosite, HGS’ use, development and commercialization of such ***, or any product containing such ***, as *** shall be subject to the terms and conditions of the Biosite Agreement; and (iv) in the event HGS desires to sublicense any FivePrime Technology to a Third Party for use in connection with the development, manufacture, use and/or commercialization of ***, HGS shall first obtain FivePrime’s prior written consent.

(d)        FivePrime acknowledges and agrees that it shall not, without HGS’ prior written consent, amend the UCSF Agreement, ICOS Agreement or Biosite Agreement subjecting HGS to any additional obligations or burdens, financial or otherwise.

2.2        Sublicense Rights. Subject to the terms and conditions of this Agreement:

(a)        HGS may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates without the prior written consent of FivePrime.

(b)        HGS may sublicense the rights granted to it under Section 2.1(a) to one (1) or more Third Parties; provided that: (i) HGS may not sublicense to a Third Party the exclusive right to Develop the Product in any of the Major Markets without the prior written consent of FivePrime, which consent shall not to be unreasonably withheld, delayed or conditioned; (ii) HGS may not sublicense the right to Commercialize the Product in any of the Major Markets to a Third Party that is not a Lead Oncology Company (as defined below) without the prior written consent of FivePrime, which consent shall not to be unreasonably withheld, delayed or conditioned; (iii) HGS may sublicense to any Lead Oncology Company the right to Commercialize the Product in any of the Major Markets without the prior written consent of FivePrime but by providing FivePrime with written notification of such sublicense grant promptly thereafter; and (iv) HGS may sublicense to any Third Party the right to Develop and/or Commercialize the Product in any country in the Licensed Territory that is not a Major Market, without the prior written consent of FivePrime but by providing FivePrime with written notification of such sublicense grant promptly thereafter. “Lead Oncology Company” means a pharmaceutical company that is ranked top *** in the United States or top *** in the Major Markets other than the *** by oncology sales revenue (as determined by the then-current sales

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revenue data at the time of such proposed sublicense grant, published by IMS Health Incorporated or successor thereto) in the country and/or territory in which HGS seeks to grant such sublicense rights. Subject to Sections 2.2(c) and 4.5, HGS may, as HGS deems appropriate and without the prior written consent of FivePrime, subcontract to Third Parties the performance of tasks and obligations with respect to: (A) the Development or Manufacture of any Compound or Product, or (B) the distribution of any Product in a particular country or territory where HGS remains the entity marketing the Product, bearing product liability for the Product and responsible for submitting Regulatory Filings and seeking Regulatory Approval for the Products, and in each case grant a limited sublicense to such Third Parties solely for the purpose of performing such tasks and obligations.

(c)        HGS shall remain responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, sublicensees or subcontractors.

(d)        In addition to the terms and conditions set forth in Sections 2.2(a), (b) and (c), with respect to the Sublicensed UCSF Patent Rights, HGS shall have the right to grant any “Further Sublicense” (as defined in the UCSF Agreement) only in accordance with Sections 4.2 and 4.3 of the UCSF Agreement, and such Further Sublicense shall be subject to the terms and conditions of the UCSF Agreement.

2.3        FivePrime’s Retained Rights; License to FivePrime.

(a)        FivePrime’s Retained Rights. FivePrime and its Affiliates hereby retain the exclusive right under the FivePrime Technology to: (i) practice and license FivePrime Technology outside the scope of the exclusive license granted to HGS under Section 2.1(a), including conducting FivePrime Development Activities, Commercializing the Product in the Retained Territory, and Manufacturing, having Manufactured, importing and exporting the Compounds and Products to supply FivePrime Development Activities and the Commercialization of the Product by FivePrime, its Affiliates and sublicensees in the Retained Territory; (ii) practice FivePrime Technology to exercise its rights (including the conduct of FivePrime-Conducted Trials and Other FivePrime-Conducted Activities, as well as FivePrime’s right to Co-Promote in the United States) and perform its obligations under this Agreement; (iii) maintain and use the Compound, or fragment thereof, in FivePrime’s libraries and to support drug discovery activities; and (iv) use the Compound or fragment thereof as a reference standard in drug discovery and non-clinical development activities, provided FivePrime shall ensure that the Compound is not identifiable by a Third Party in the results generated from such activities.

(b)        License to FivePrime under HGS Technology. Subject to the terms and conditions of this Agreement, HGS hereby grants to FivePrime: (i) a non-exclusive, fully paid, royalty-free license, without the right to grant sublicenses (but with the right to engage any

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Affiliates and/or subcontractors and grant limited sublicenses to such Affiliates and/or subcontractors solely for the purpose of fulfilling their obligations as such subcontractors of FivePrime), under the HGS Technology for the purposes of exercising FivePrime’s rights and performing FivePrime’s obligations under this Agreement (including the conduct of the FivePrime-Conducted Trials and Other FivePrime-Conducted Activities, as well as FivePrime’s right to Co-Promote in the United States); (ii) an exclusive, fully-paid, royalty-free license, with the right to grant sublicenses solely to licensee(s) and/or sublicensee(s) obtaining the right to Develop and/or Commercialize the Product in the Retained Territory, under the HGS Technology to Develop and use Compounds and Products, and Commercialize, sell and offer for sale Products, in each case in the Retained Territory; and (iii) a worldwide, exclusive license (except with respect to HGS to the extent HGS supplies FivePrime pursuant to Section 6.1(b)), with the right to grant sublicenses, under the HGS Technology to Manufacture, have Manufactured, import and export Compounds and Products solely for the purpose of supplying FivePrime, its Affiliates, licensees and sublicensees for the activities under the license granted in subsections (i) and (ii) and to fulfill FivePrime’s supply obligations to HGS pursuant to Sections 6.1(c) and 6.2(a).

2.4        No Implied Licenses; Negative Covenant. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any trademarks, patents or patent applications owned or Controlled by the other Party. For clarity, the license granted to each Party under any particular Patent Rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How. Each Party shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Patent Rights or Know-How licensed to it by the other Party outside the scope of the license granted to it under this Agreement.

2.5        Disclosure of Know-How.

(a)        Technology Transfer by FivePrime. Commencing as soon as practicable after the Effective Date, but no later than *** days from the Effective Date, and continuing through the expiration of the Technology Transfer Period, FivePrime shall disclose to HGS FivePrime Know-How pertaining to the Manufacture and Development of any Compounds or Products that has not previously been provided to HGS, at no additional cost to HGS, except as expressly set forth in Section 6.2(a). After the Technology Transfer Period on a continuing basis during the Term, FivePrime shall disclose within a commercially reasonable time to HGS additional FivePrime Know-How that comes into existence from time to time, and perform other technology transfer activities as set forth in this Agreement, in each case at HGS’ cost and expense.

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(b)        Technology Transfer by HGS. On a continuing basis during the Term, HGS shall disclose within a commercially reasonable time to FivePrime HGS Know-How that has not been previously disclosed to FivePrime, or that comes in to existence from time to time, and perform other technology transfer activities as set forth in this Agreement, in each case at FivePrime’s cost and expense.

(c)        Documentation and Material Transfer. In performing its technology transfer obligations under this Section 2.5 or under Section 6.2, each Party shall transfer to the other Party the Know-How Controlled by the transferring Party as such Know-How exists in such transferring Party’s possession, and shall not be required to translate, reformat or reformulate any such Know-How. The transfer of Know-How under this Section 2.5 may involve a Party’s transfer of certain chemical or biological materials to the other Party (such materials, and for clarity not including any Compounds or Products supplied by HGS to FivePrime under Section 6.1(b) or from FivePrime to HGS under Section 6.1(c) or 6.2(a), the “Transferred Materials”). Each Party agrees that: (i) it shall use any Transferred Materials received from the other Party solely for the purpose of practicing the licenses granted to such receiving Party; (ii) it shall not transfer such Transferred Materials received from the other Party to any Third Party other than to its Affiliates, sublicensees or subcontractors solely for the purpose of fulfilling its obligations or exercising its rights hereunder, provided that such Affiliates, sublicensees or subcontractors are bound by written obligation of non-transfer and non-use as set forth in this Section 2.5(c); (iii) such Transferred Materials may be experimental in nature and each Party agrees to use such Transferred Materials received from the other Party with caution and at its own risk, and not to administer such Transferred Materials to humans; and (iv) EACH PARTY PROVIDES SUCH TRANSFERRED MATERIALS TO THE OTHER PARTY AS IS, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY, OR WARRANTY FOR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 3

GOVERNANCE

3.1      Alliance Managers. Within *** days following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties and will be primarily responsible for facilitating the flow of information, interaction and collaboration between the Parties. Each Party may replace its Alliance Manager on written notice to the other Party.

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3.2        Joint Development Committee.

(a)        The Parties will establish a joint development committee, composed of up to *** representatives from each Party, with equal numbers from each Party (the “Joint Development Committee” or the “JDC”). At each Party’s option, its Alliance Manager may be a member of the JDC or a non-voting participant at the JDC meetings. Within *** days following the Effective Date, each Party will designate its initial members to serve on the JDC and notify the other Party of the dates of availability for the first meeting of the JDC. Each Party may replace its representatives on the JDC on written notice to the other Party.

(b)        The JDC shall oversee the HGS Development Activities and their related Manufacture activities. In addition, the JDC shall serve as a forum for FivePrime to share with HGS information with respect to FivePrime Development Activities. In accordance with the foregoing, the JDC shall:

(1)	Oversee, review and discuss activities conducted pursuant to the Development Plan and the actual spend of development costs under the Development Plan;

(2)	review, approve and amend the Development Plan (including the associated budgets) as needed;

(3)	oversee HGS’ Manufacturing activities under this Agreement;

(4)	exchange information with respect to FivePrime Development Activities, subject to any of FivePrime’s confidentiality obligation to any Third Party licensee;

(5)	monitor the progress and performance of any other joint committee established pursuant to this Agreement, except for the JCC;

(6)	determine any matter with respect to which an agreement cannot be reached by any other joint committee established pursuant to this Agreement, except for the JCC; and

(7)	consider and act upon such other matters as specified in this Agreement.

(c)        The JDC shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of under this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

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3.3        Meetings of the Joint Development Committee.

 (a)        Meetings. The JDC shall meet on a quarterly basis and at such other times as the Parties may agree. The first meeting of the JDC shall be held as soon as reasonably practicable, but in no event later than *** days following the Effective Date. Meetings shall be held at such dates and places as are mutually agreed or by teleconference or videoconference.

 (b)        Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend JDC meetings in a non-voting capacity; provided that if FivePrime intends to have any Third Party (including any consultant) attend such a meeting, the attendance of such Third Party shall be subject to the prior approval of HGS (such consent not to be unreasonably withheld, delayed or conditioned, including not withholding such consent to allow the participation of a reasonable number of Third Party invitee(s) having subject matter expertise relevant to the agenda of the applicable meeting) and such Third Party shall be bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

 (c)        Chairpersons. HGS shall appoint one (1) of its representatives on the JDC to act as a chairperson of the JDC. The chairperson shall set agendas for JDC meetings with input from FivePrime, provided that the agendas will include any matter requested by either Party. The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each JDC meeting, which draft minutes shall be subject to review and approval by the JDC at its next regular meeting.

3.4        Decision-Making. The JDC shall make decisions unanimously, with each Party’s representatives collectively having one (1) vote and at least one (1) representative from each Party participating in such decision. In the event the JDC determines that it cannot reach an agreement regarding a decision within the JDC’s authority, then, within *** Business Days after such determination: (a) for any matter that is not a Critical Issue *** shall have the final decision making authority on such matter; and (b) for any matter that is a Critical Issue, the matter shall be referred to FivePrime’s Chief Executive Officer (or designee) and HGS’ Chief Executive Officer (or designee) for resolution. If such executives cannot resolve the matter within *** Business Days, then the Chief Executive Officer of *** (or designee) shall have the final decision making authority on such matter. Notwithstanding the foregoing, the Development Plan shall not be amended, without FivePrime’s prior written approval (which approval may be withheld in FivePrime’s sole discretion), to: (i) increase or materially change the nature of FivePrime-Conducted Trials or Other FivePrime-Conducted Activities; or (ii) require FivePrime to continue any FivePrime-Conducted Trial if FivePrime, in its reasonable judgment, decides not to continue such trial for any business, scientific, safety, efficacy, enrollment or ethical reason, provided that, in the event FivePrime so decides to discontinue such trial, HGS shall have no further obligation to reimburse FivePrime under Section 4.2(d) except with respect to costs

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already incurred by FivePrime prior to such discontinuation and any and all standard close out costs incurred thereafter, and HGS shall have the right to continue such trial by itself at its expense. When *** make a final determination under this Section 3.4, that final determination must be consistent with the terms of this Agreement.

3.5        Sub-Committees.

(a)        Formation. The JDC may, at any time it deems necessary or appropriate, establish additional joint committees and delegate such of its responsibilities as it determines appropriate to such joint committees.

(b)        JCC. In the event FivePrime initiates the Co-Promotion Term pursuant to Section 7.2, within a timeframe to be set forth in the Co-Promotion Agreement, the JDC will establish a Joint Commercialization Committee (“JCC”), which shall serve largely as an advisory and information-sharing body for the purpose of coordinating the Parties’ Co-Promotion activities, with HGS’ representatives on the JCC having final decision making authority in the event of any dispute between the Parties. The responsibilities and operations of the JCC shall be set forth in the Co-Promotion Agreement. Prior to any establishment of the JCC, HGS shall keep FivePrime informed of the market potential for the Product, as well as the planned activities and strategies for the pre-launch activities for, and the Commercialization of, any Product in the Licensed Territory, through the Alliance Managers or other forum to be agreed upon by the Parties.

3.6        Costs of Governance. The Parties agree that the costs incurred by each Party in connection with its participation at any meetings under this Article 3 shall be borne by such Party.

3.7        Discontinuation of Participation on a Committee. The activities to be performed by each committee shall solely relate to governance under this Agreement, and shall not involve the delivery of services. Each committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the committee; or (b) FivePrime providing written notice to HGS of its intention to disband and no longer participate in such committee. Once FivePrime has provided such written notice or the Parties mutually agree to disband such committee, such committee shall have no further obligations under this Agreement and HGS shall have the right to solely decide, without consultation, any matters previously subject to the approval by any such committee.

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ARTICLE 4

DEVELOPMENT

4.1        General. Subject to the terms and conditions of this Agreement (including FivePrime’s right to conduct the FivePrime-Conducted Trials and any Other FivePrime-Conducted Activities), HGS shall be the Party responsible for the conduct of HGS Development Activities at its cost and expense, and FivePrime shall be the Party responsible for the conduct of FivePrime Development Activities at its cost and expense.

4.2        HGS Development Activities.

(a)        Development Plan. As of the Effective Date, the Parties have agreed upon an initial development plan outlining the plans and timelines for the HGS Development Activities, attached to this Agreement as Exhibit C (the “Initial Development Outline”). Within *** days after the Effective Date, the Parties, through the JDC, will agree (in accordance with Section 3.4) upon a development plan that, subject to any clinical, scientific, or business inputs, is reasonably consistent with the Initial Development Outline in scope and timeline, which will set forth plans and timelines for the HGS Development Activities for the Compounds and Products, as well as plans and timelines for HGS’ Manufacture of Compounds and Products for use in connection with such HGS Development Activities (the “Development Plan”). For further clarity, in agreeing to the Development Plan, HGS shall have final decision making authority (in accordance with Section 3.4) over any changes and deviations from the Initial Development Outline. The Development Plan shall be updated on annual basis, subject to JDC review and approval (in accordance with Section 3.4), and such revision shall become effective upon the approval of the JDC.

(b)        Diligence. HGS shall use Commercially Reasonable Efforts to Develop at least one (1) Product and shall conduct all HGS Development Activities in accordance with the Development Plan. Specifically and without limiting the foregoing, HGS shall: (i) by ***, either Commence or open for patient enrollment in at least *** clinical sites a FP-1039 Phase 1b Trial administering FP-1039 in at least *** combination regimens; and (ii) in the event HGS undergoes a Change of Control, either Commence or open for patient enrollment in at least *** clinical sites a Phase 2 Clinical Trial for the Product in an Indication other than Mutant Endometrial Cancer within *** months after the Completion of the FP-1039 Phase 1b Trial, unless HGS decides to discontinue the Development of such Product due to scientific, safety or efficacy issues, provided that in each case, when HGS has exercised and is exercising Commercially Reasonable Efforts, such timeline shall be reasonably extended to account for (i) any delay caused by any shortage of Product due to Manufacturing-related issues outside of HGS’ reasonable control or (ii) any regulatory delays beyond HGS’ reasonable control.

(c)        Reporting. During the Term, no later than *** business days prior to each scheduled meeting of the JDC, the Parties will provide the other Parties’ representatives of the JDC with a written report (e.g. slides) summarizing the status and progress of the HGS Development Activities carried out since the last such report. Such report from HGS shall be in

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sufficient detail for FivePrime to ascertain HGS’ fulfillment of its diligence obligations under Section 4.2(b) and for FivePrime to fulfill its reporting obligations under the UCSF Agreement and the ICOS Agreement, respectively. In addition, each Party shall make available to the other Party additional information pertaining to HGS Development Activities as may be reasonably requested by such other Party from time to time.

(d)        FivePrime-Conducted Trials; Other FivePrime Activities under the Development Plan. The Parties acknowledge that, as of the Effective Date, FivePrime is conducting a Phase 1 Clinical Trial for a Product comprising FP-1039 (the “FP-1039 Phase 1 Trial”) and a Phase 2 Clinical Trial for FP-1039 in Mutant Endometrial Cancer (“FP-1039 Endometrial Trial (FP-1039-002)”). The FP-1039 Phase 1 Trial and FP-1039 Endometrial Trial (FP-1039-002) are referred to collectively as the “FivePrime-Conducted Trials.” The Parties agree that, after the Effective Date, FivePrime will continue to be the Party conducting such FP-1039 Phase 1 Trial on behalf of HGS as part of the HGS Development Activities, and HGS shall reimburse FivePrime for expenses (including FivePrime’s internal FTE expenses and out-of-pocket costs) incurred after the Effective Date by or on account of FivePrime in connection with the conduct of the FP-1039 Phase 1 Trial in accordance with the Development Plan consistent with the FivePrime-Conducted Trials Budget.

 (i)        FivePrime shall have the right to continue to conduct the FP-1039 Endometrial Trial (FP-1039-002) on behalf of HGS as part of the HGS Development Activities in accordance with the Development Plan, and HGS shall reimburse FivePrime for expenses (including FivePrime’s internal FTE expenses and out-of-pocket costs) incurred after the Effective Date by or on account of FivePrime in connection with the conduct of the FP-1039 Endometrial Trial (FP-1039-002) in accordance with the Development Plan consistent with the FivePrime-Conducted Trials Budget.

 (ii)        From time to time during the Term, FivePrime may conduct other activities on behalf of HGS as part of the HGS Development Activities, at HGS’ request and cost and expense and as agreed upon by the Parties in the Development Plan (such activities, the “Other FivePrime-Conducted Activities”).

 (iii)        Changes to FivePrime-Conducted Trials and/or Other FivePrime-Conducted Activities shall only be made upon prior approval by the JDC in accordance with Section 3.4 and any such approved changes shall be set forth in the Development Plan.

 (iv)        For as long as FivePrime is conducting the FivePrime-Conducted Trials and/or any Other FivePrime-Conducted Activities, no later than *** business days prior to each scheduled meeting of the JDC, FivePrime will provide each Parties’ representatives of the JDC with a written report on the status and progress of the FivePrime-Conducted Trials and Other FivePrime-Conducted Activities carried out since the last such report. In addition,

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FivePrime shall make available to HGS all information about FivePrime-Conducted Trials and Other FivePrime-Conducted Activities as may be reasonably requested by HGS from time to time during the Term. The status, progress and results of the FivePrime-Conducted Trials and Other FivePrime-Conducted Activities under this Section 4.2(d) shall be discussed in reasonable detail at meetings of the JDC.

4.3        FivePrime Development Activities. As between the Parties, FivePrime shall be the Party responsible for the conduct of FivePrime Development Activities, at its discretion and expense. For as long as FivePrime is conducting any FivePrime Development Activities, no later than *** business days prior to each scheduled meeting of the JDC, FivePrime will provide each Parties’ representatives of the JDC with a summary report on the status and progress of the FivePrime Development Activities carried out since the last such report, subject to any of FivePrime’s confidentiality obligations to any Third Party licensee.

4.4        Cross-Territory Development Activities.

(a)        Cross-Territory Development. The Parties acknowledge that during the Term, it may be beneficial for the Development of the Product for a Party, in support of its Regulatory Filings and Regulatory Approvals of the Product in its own territory, to conduct clinical trials for the Product in the other Party’s territory (the Party desiring to conduct such clinical trial, the “Non-Resident Party” and the other Party, the “Resident Party”). In that respect, subject to Sections 4.4(b) and 4.4(c), as applicable, each Party (either by itself or through any of its Affiliates, licensees or sublicensees) shall be permitted to conduct any clinical trials for the Product as a Non-Resident Party in the Resident Party’s territory by providing the Resident Party at least *** days advance written notification through the JDC or pursuant to the notice provision in Section 14.4, which notification shall be accompanied by the following information: a synopsis of such clinical trial that describes the objectives, the patient population to be enrolled in such clinical trial, the proposed procedure, schema, endpoints and statistical rationale, the countries in which such clinical trial will be conducted, and the estimated enrollment and duration for such clinical trial, provided that the Non-Resident Party (either by itself or through any of its Affiliates, licensees or sublicensees) shall have the right, without the need to provide any prior notification to the Resident Party to discuss any proposed clinical trial with investigators and clinical institutions in the Resident Party’s territory.

(b)        Cross-Territory Development in the Licensed Territory. Notwithstanding Section 4.4(a), FivePrime’s Development activities in the Licensed Territory shall be subject to the following restrictions. FivePrime (either by itself or through any of its Affiliates, licensees or sublicensees) shall not, unless HGS provides its prior written consent:

(i)        File an IND or Commence a clinical trial of a Product in the Licensed Territory for any Indication that is included in the Development Plan with respect to which HGS (A) is then conducting a clinical trial of a Compound or Product in such Indication or (B) has a bona fide intention to Commence a clinical trial of a Compound or Product in such Indication within *** thereof; or

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(ii)        File an IND or Commence a clinical trial of a Product in an Indication in (A) the United States or Canada if HGS is Commercializing a Product and has received Regulatory Approval for such Product in such Indication in the United States or Canada or (B) the EU if HGS is Commercializing a Product and has received Regulatory Approval for such Product in such Indication in any country in the EU, provided that this Section 4.4(b)(ii) shall not be construed as requiring FivePrime (either by itself or through any of its Affiliates, licensees or sublicensees) to suspend or terminate any ongoing clinical trials that it is conducting of a Product for such Indication in United States, Canada or the EU, as the case may be, that Commenced prior to the first sale of such Product to a Third Party for distribution, use or consumption in the United States, Canada or the EU, respectively, after the receipt of the Regulatory Approval for such Indication by HGS, or any of its Affiliates or sublicensees in the United States, Canada or the EU, respectively.

(c)        Cross-Territory Development in the Retained Territory. Notwithstanding Section 4.4(a), HGS’ Development activities in the Retained Territory shall be subject to the following restrictions:

(i)        If FivePrime (either by itself or through any of its Affiliates, licensees or sublicensees) is Commercializing a Product and has received Regulatory Approval for such Product in a particular Indication in any country in the Retained Territory, HGS (either by itself or through any of its Affiliates or sublicensees) shall not be permitted to, unless FivePrime provides its written consent, conduct or attempt to conduct any clinical trial of a Product for such Indication in such country, provided that this Section 4.4(c)(i) shall not be construed as requiring HGS (either by itself or through any of its Affiliates or sublicensees) to suspend or terminate any ongoing clinical trials that it is conducting of a Product for such Indication in such country that Commenced prior to the first sale of such Product to a Third Party for distribution, use or consumption in such country after the receipt of the Regulatory Approval for such Indication by FivePrime, or any of its Affiliates, licensees or sublicensees;

(ii)        HGS (either by itself or through any of its Affiliates or sublicensees) shall not be permitted to, unless FivePrime provides its prior written consent, file an IND or initiate any clinical trial of a Product in the Retained Territory in an Indication for which, at the time such Indication was added to the Development Plan, a Phase 3 Clinical Trial for a Product in such Indication is open for patient enrollment in the Retained Territory by or on behalf of FivePrime or any of its Affiliates, licensees or sublicensees;

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 (iii)        If FivePrime (either by itself or through any of its Affiliates, licensees or sublicensees) is conducting a clinical trial of a Product in a particular Indication in the Retained Territory, HGS (either by itself or through any of its Affiliates or sublicensees) shall not be permitted to, unless FivePrime provides its written consent, conduct or attempt to conduct any clinical trial of a Product in such Indication at the same clinical sites where FivePrime, its Affiliates, licenses or sublicensees is conducting such clinical trial for such Indication; and

 (iv)        HGS (either by itself or through any of its Affiliates or sublicensees) shall not, unless FivePrime provides its prior written consent, file any IND or initiate or conduct any clinical trial of any Product in any Indication in Japan.

(d)        Notwithstanding anything to the contrary in this Section 4.4, once a Non-Resident Party (either by itself or through any of its Affiliates, licensees or sublicensees) Commences a clinical trial in the other Party’s territory in accordance with the rest of this Section 4.4, such Non-Resident Party shall have the right to complete such trial without seeking further consent from the Resident Party. In the event the Non-Resident Party (either by itself or through any of its Affiliates, licensees or sublicensees) conducts a clinical trial in the Resident Party’s territory, the data and results obtained by such Non-Resident Party in the course of such clinical trial shall be disclosed and shared with the Resident Party and shall be subject to the use by such Resident Party (and/or its Third Party collaborator(s)), in each case pursuant to Section 5.5.

4.5        Compliance; Subcontractors. Each Party agrees that in performing its obligations or exercising its rights under this Agreement: (a) it shall comply in all material respects with all applicable Laws; and (b) it will not employ or engage any Person who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. The Parties shall comply with pharmacovigilance procedures set forth in Section 5.2 and as further agreed in writing by the Parties in the course of Developing, Manufacturing and Commercializing Compounds and Products hereunder. Each Party shall have the right to engage subcontractors for purposes of conducting activities assigned to it under the Development Plan, provided that any such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement and has agreed to assign to the Party engaging such subcontractor (or grant a fully-paid, royalty-free, worldwide license to such Party, with the right to sublicense to the other Party, under) inventions made by such subcontractor in the course of performing such subcontracted work that relate to any Compound or Product or their use, Manufacture or sale. Each Party shall remain responsible for any obligations under the Development Plan that have been delegated or subcontracted to any subcontractor, and shall be responsible for the performance of its subcontractors, and each Party will have the right to designate any such subcontractor as the recipient of any technology transfer from the other Party.

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4.6        Coordination between the Parties. The Parties acknowledge that FivePrime may seek one (1) or more Third Party collaboration partner(s) for the Development and/or Commercialization of the Product in the Retained Territory (such partner, the “Retained Territory Partner”). After FivePrime grants any such Retained Territory Partner a license to Develop and/or Commercialize the Product in the Retained Territory, FivePrime will notify HGS in writing. Upon either FivePrime’s or HGS’ request, FivePrime, HGS and such Retained Territory Partner(s) shall discuss in good faith to coordinate the Development activities for the Product in the Licensed Territory and the Retained Territory.

ARTICLE 5

REGULATORY

5.1        Regulatory Filings.

(a)        Existing IND. As of the Effective Date, FivePrime holds an IND for FP-1039 in the U.S. with the IND No. *** (FP-1039) (the “Existing IND”), under which it is conducting the FivePrime-Conducted Trials. As of the Effective Date, FivePrime plans to complete the FP-1039 Phase 1 Trial, and to continue conducting the FP-1039 Endometrial Trial (FP-1039-002) in the U.S. under the same IND and in other countries under INDs to be filed in such other countries that are substantially foreign equivalents of the Existing IND (such future INDs, the “Endometrial Foreign INDs”).

(b)        Transition to HGS. Promptly after the Effective Date, FivePrime shall transfer and assign to HGS the Existing IND, so that after such transfer and assignment, HGS shall be the exclusive owner of the Existing IND. HGS shall fully cooperate with and shall assist and facilitate FivePrime: (i) to continue to conduct the FP-1039 Phase 1 Trial under the Existing IND without interruption in accordance with Section 4.2; (ii) to continue to conduct the portion of the FP-1039 Endometrial Trial (FP-1039-002) in the U.S. under the Existing IND in accordance with Section 4.2; and (iii) to prepare and file the remaining Endometrial Foreign INDs, including by providing FivePrime the right to reference the Existing IND in connection therewith and by timely executing any documentation that is required therefor.

(c)        HGS Regulatory Filings. After the transfer of the Existing IND to HGS, HGS shall be responsible for: (i) making all Regulatory Filings, submissions, reports, updates and supplements with any Regulatory Authority with respect to any Compound or Product, itself or through any of its Affiliates or sublicensees, including filing INDs in HGS’ name for Phase 2 Clinical Trials and Phase 3 Clinical Trials for FP-1039 to be conducted by HGS under the Development Plan; and (ii) obtaining, holding and maintaining all Regulatory Approvals and Pricing Approvals throughout the Licensed Territory in the name of HGS or any of its Affiliates or sublicensees, in each case at its expense and with the oversight of the JDC. All Regulatory

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Filings filed by HGS for a Compound or Product, as well as the Existing IND after its transfer to HGS, shall be collectively referred to as “HGS Regulatory Filing”. HGS shall provide FivePrime copies of all material Regulatory Filings (e.g. protocols, study reports and investigator brochures) and material correspondence (e.g. end of clinical trials meeting minutes) between HGS and any Regulatory Authority. In the event HGS fails to provide such Regulatory Filings or material correspondence on its own, FivePrime may request and HGS shall be obligated to, within *** days, respond to such request and provide such requested material that is in HGS’ possession or is otherwise accessible by HGS.

(d)        Meetings with Regulatory Authorities. HGS will lead all discussions and meetings with any Regulatory Authority in support of Regulatory Approval of any Product in the Licensed Territory during the Term, provided that HGS shall seek FivePrime’s input for, and FivePrime shall have the right to participate in, such discussions and meetings pertaining to the FivePrime-Conducted Trials and any Other FivePrime-Conducted Activities. On a regular basis through the JDC, HGS shall provide FivePrime with updates on its discussions and meetings with Regulatory Authorities. In no event shall HGS submit any Regulatory Filings to seek Regulatory Approvals for the Product in the Retained Territory.

5.2        Adverse Events. Within *** days after the Effective Date, the Parties shall discuss in good faith and enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the life cycle development (leading up to and during Commercialization) of the Product, such as transfer of safety data and corresponding regulatory reporting history, safety data exchange, adverse event monitoring and reporting (the “Pharmacovigilance Agreement”). Such Pharmacovigilance Agreement shall govern the global pharmacovigilance procedures to be agreed upon by HGS, FivePrime, and their respective Affiliates, licensees and sublicensees. The terms of the Pharmacovigilance Agreement shall allow HGS to establish and maintain the company core data sheet covering essential clinical safety (the “Core Safety Information”), indications, dosing and other Product information such as prescriber or patient information or the packaging information (collectively the “Company Core Data Sheet”), and FivePrime shall have the right to access, review and comment on such Company Core Data Sheet, and use the information contained therein, including Core Safety Information, in connection with the Development and Commercialization of the Compound and Product by FivePrime or any of its Affiliates, licensees or sublicensees. HGS shall be responsible for the creation and maintenance of the master global safety database which shall cross-reference any and all worldwide adverse events relating to the Compound or Product (“Global Safety Database”) in accordance with the procedures set forth in the Pharmacovigilance Agreement. As promptly as reasonably practicable following the Effective Date, FivePrime will deliver to HGS copies of all relevant information in FivePrime’s possession concerning any and all safety data, including side effects, injuries, toxicities or pregnancy or sensitivity events associated with the clinical use of FP-1039 in humans.

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5.3        No Harmful Actions. If either Party believes that the other Party, as the case may be, is taking or intends to take any action with respect to the Product that could reasonably be expected to have a material adverse impact upon the regulatory status of the Product in the Retained Territory or the Licensed Territory, such Party shall have the right to bring the matter to the attention of the JDC.

5.4        Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority, which may affect the safety or efficacy claims of the Product or the continued marketing of the Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

5.5        Data Exchange and Use. This Section 5.5 shall not apply to any pharmacovigilance data (which is addressed in Section 5.2). FivePrime and/or its Third-Party collaborator shall disclose to and permit HGS and/or its Third Party collaborator (if any) to use preclinical or clinical data, in the form final study reports, from trials or studies conducted by FivePrime and/or its Third-Party collaborator for the Compound in HGS’ regulatory filings in the Territory at no additional cost to HGS. Similarly, HGS and its Third Party collaborator (if any) shall disclose to and permit FivePrime and/or its Third-Party collaborator to use preclinical or clinical data, in the form final study reports, from trials or studies conducted by HGS for the Compound in regulatory filings outside of the Territory at no cost to FivePrime. All such final study reports provided by one Party or its Third Party collaborator (if any) to the other Party or such other Party’s Third Party collaborator (if any) shall be provided, to the extent reasonably available to the providing Party, in formats reasonably useable by the receiving Party for purposes of cross-filing with a Regulatory Authority (e.g., final study reports should be provided electronically in file formats that allow information to be reorganized or sorted).

5.6        Remedial Actions. Each Party will notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that the Product may be subject to any recall, corrective action or other regulatory action with respect to a Product taken by virtue of applicable law in the Licensed Territory (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. HGS shall, and shall ensure that its Affiliates and sublicensees will, maintain adequate records to permit the Parties to trace the manufacture of the Product and the distribution and use of the Product. In the event HGS determines that any Remedial Action with respect to the Product in the Licensed Territory should be commenced or Remedial Action is required by any Regulatory Authority having jurisdiction over the matter, HGS will control and coordinate all efforts necessary to conduct such Remedial Action, at its cost and expense. As between the Parties, FivePrime shall have sole discretion with respect to any matters relating to any Remedial Action in the Retained Territory, at its cost and expense,

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except to the extent such Remedial Action is attributed to the non-compliance or non-conformity of any Product supplied to FivePrime by HGS, in which case HGS shall bear all cost and expense in connection with such Remedial Action in proportion to the extent such Remedial Action is attributable to such non-compliance or non-conformity.

ARTICLE 6

MANUFACTURING

6.1        Manufacture and Supply.

(a)        HGS’ Responsibility. Subject to Section 6.2(a) below, HGS shall be responsible for the Manufacture and supply of Compounds and Products used in all HGS Development Activities (including, in a timely manner, supply Products for the FivePrime-Conducted Trials and any Other FivePrime-Conducted Activities) and for use in the Commercialization of the Product in the Licensed Territory by HGS, its Affiliates and sublicensees, at its cost and expense (including being responsible for any Third Party payment obligations in accordance with Section 8.4). The Parties shall cooperate in the transfer of the FivePrime Manufacturing Know-How to HGS in a timely manner in accordance with Section 6.2(a) below, and HGS shall Manufacture Compounds and Products as soon as practicable.

(b)        At FivePrime’s request, and subject to Section 6.2(a), HGS shall Manufacture or, at its sole option, have Manufactured by a Third-Party contract manufacturing organization and supply to FivePrime Compound and/or filled and finished Product, including Product containing FP-1039 (and placebo, if requested by FivePrime) in accordance with specifications agreed upon by the Parties. Such supply shall be: (i) at *** if such Product is used in connection with its conduct of FivePrime-Conducted Trials and any Other FivePrime-Conducted Activities; (ii) at *** percent (***%) of HGS’ Manufacturing Costs for such Product if such Product is used in connection with the conduct of FivePrime Development Activities that are Phase 1 Clinical Trials or Phase 2 Clinical Trials; (iii) at *** percent (***%) of HGS’ Manufacturing Costs for such Product if such Product is used in connection with the conduct of FivePrime Development Activities that are Phase 3 Clinical Trials or Phase 4 Studies; and (iv) at *** percent (***%) of HGS’ Manufacturing Costs for such Product if such Product is used in connection with the Commercialization of the Product by FivePrime, its Affiliates or sublicensees. In the event FivePrime exclusively sublicenses its rights under Section 2.3 of this Agreement to a licensee or sublicensee (a “FivePrime Exclusive Licensee”) or FivePrime undergoes a Change of Control (either such event, a “FivePrime Rights Transferred Event”), HGS’ obligation of supply under this Section 6.1(b) shall terminate: (i) *** after the effective date of the FivePrime Rights Transferred Event, if the FivePrime Rights Transferred Event occurs after the first (1st) sale by or on behalf of FivePrime or such FivePrime Exclusive Licensee to any Person other than FivePrime, any FivePrime Exclusive Licensee or an Affiliate

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thereof for distribution, use or consumption of any Product in a country or jurisdiction in the Retained Territory after obtaining (A) all required approvals by applicable Regulatory Authorities in such country or jurisdiction necessary for the Commercialization of such Product for an Indication and (B) all required pricing and reimbursement approvals for such Product in such country or jurisdiction from Government Authorities required by applicable Law or Governmental Authorities (“First Retained Territory Commercial Sale”); or (ii) *** after the First Retained Territory Commercial Sale, if the FivePrime Rights Transferred Event occurs prior to the First Retained Territory Commercial Sale. HGS shall have the right to establish, in lieu of the Manufacturing Costs, a transfer price as set forth in a supply agreement (as further contemplated below), which transfer price will represent HGS’ good faith estimate of the Manufacturing Costs that would be incurred with respect to the Manufacturing activities to which the transfer price applies. For sake of clarity, such transfer price will include any applicable mark-up in accordance with the mark-up described in sub numerals *** above, which is intended to cover other HGS manufacturing related expenses not accounted for in the Manufacturing Costs. In the event HGS supplies FivePrime such Compound and/or Product through a Contract Manufacturer: (A) HGS shall first submit to FivePrime for approval the identity of at least *** such proposed Contract Manufacturers and FivePrime shall have the opportunity to approve at least *** of the proposed Contract Manufacturers. In the event FivePrime declines to approve at least *** of the proposed Contract Manufacturers, HGS shall be deemed to have satisfied its supply obligations under this Agreement; (B) HGS shall negotiate with such Contract Manufacturer so that FivePrime is a party to, or a third party beneficiary of, the supply agreement between HGS and such Contract Manufacturer; and (C) HGS may request that FivePrime allow such Contract Manufacturer to directly invoice FivePrime for Manufacturing Costs and such permission shall not be unreasonably withheld. The terms and conditions (including key performance indicators, scheduling details, and production planning) for such Manufacturing and supply shall be set forth in a supply agreement to be agreed upon by the Parties in good faith in advance, provided, and assuming that HGS or the Contract Manufacturer contracted by HGS has manufactured at least *** lots of Product, HGS shall not be required to supply to FivePrime the initial order of Product (other than Product as part of, or Manufactured using, FivePrime Existing Inventory as described in Section 6.1(c) below) with a delivery date that is earlier than the date that is *** months after FivePrime first places an order for such Product, otherwise HGS shall not be required to supply to FivePrime such initial order of Product with a delivery date that is earlier than the date that is *** months after FivePrime first places an order for such Product. The Parties further agree that such supply agreement shall also contemplate terms and conditions customarily included in supply agreements with contract manufacturing organizations, including limitation of liability, representations and warranties and insurance requirements.

(c)        FivePrime Existing Inventory. The Parties acknowledge that, as of the Effective Date, FivePrime is in possession of certain quantities of FP-1039 in both drug substance and drug product forms that were procured by FivePrime prior to the Effective Date

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(the “FivePrime Existing Inventory”). After the Effective Date, FivePrime shall continue to possess and hold all of such FivePrime Existing Inventory for the purpose of conducting the FivePrime-Conducted Trials, provided, however, FivePrime shall provide HGS, at no cost, with sufficient quantities of FivePrime Existing Inventory on an as-needed basis for performance of pre-clinical studies, as well as *** of cGMP-grade Product for testing purposes.

6.2        Transfer of Manufacturing Know-How.

(a)        Transfer of FivePrime Manufacturing Know-How. The Parties desire that HGS be able to commence the Manufacture of Compounds and Products (including FP-1039) as soon as practicable after the Effective Date. To enable HGS to commence such Manufacture, FivePrime shall perform technology transfer to HGS as set forth below, all at HGS’ cost and expense. HGS shall reimburse FivePrime for the fully burdened FTE costs at the FTE Rate of FivePrime personnel directly involved in such technology transfer allocated to efforts spent on such technology transfer, and shall reimburse FivePrime for all reasonable out-of-pocket costs incurred by the Parties in connection with such technology transfer (including any payment due to any Contract Manufacturer, such as ICOS, for its assistance in connection therewith). The Parties agree that, until such time as HGS is able to Manufacture the Compounds and Products at its facilities but for no longer than a period of *** months after the Effective Date, FivePrime shall continue to obtain supply of Compounds and Products for clinical use by both Parties from its existing Contract Manufacturer and shall provide clinical supplies of Compounds and Products to HGS for clinical use pursuant to the Development Plan until such time as HGS is able to Manufacture Compounds and Products at its facilities. HGS shall pay FivePrime for such clinical supplies delivered to HGS in an amount equal to the direct costs incurred by FivePrime for such Compounds and Products under its agreement with its existing Contract Manufacturer plus any FTE costs incurred by FivePrime at the FTE Rate as necessary to manage and/or oversee the supply of Compounds and Products to HGS pursuant to the previous sentence.

 (i)        Within *** days after the Effective Date, FivePrime shall make available and transfer copies to HGS of the FivePrime Technology that are *** in the Manufacture of Compounds or Product and as of such date are being used by FivePrime or its Contract Manufacturers to Manufacture FP-1039, including batch record summaries and other applicable documentation (the “FivePrime Manufacturing Know-How”), solely for HGS to Manufacture or have Manufactured Compounds and Products for use in connection with exercising its rights or performing its obligations hereunder;

 (ii)        During the Technology Transfer Period, when requested by HGS, FivePrime shall make available to HGS, its Affiliates or Contract Manufacturers a reasonable number of appropriately trained personnel of FivePrime to provide, on a mutually convenient timetable, technical assistance in the transfer and demonstration of the FivePrime Manufacturing

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Know-How that is *** for HGS to Manufacture Compounds and Products. After the Technology Transfer Period, if requested by HGS, FivePrime will in good faith endeavor to provide additional technical assistance to HGS, its Affiliates or Contract Manufacturers as reasonably requested;

 (iii)        FivePrime shall allow HGS, its Affiliates or Contract Manufacturers to cross reference FivePrime’s or its Contract Manufacturers’ DMF or such other regulatory submissions, in each case Controlled by FivePrime and applicable to the Manufacture of Compounds and/or Product, if any;

 (iv)        FivePrime shall use Commercially Reasonable Efforts to cause its Contract Manufacturers for FP-1039 to provide reasonable technical assistance in the transfer of FivePrime Manufacturing Know-How. At HGS’ request, FivePrime will use Commercially Reasonable Efforts to assist HGS in entering into supply agreements with one (1) or more of FivePrime’s Contract Manufacturers for the Manufacture of Compounds or Products; and

 (v)        FivePrime acknowledges and agrees that during the initial transfer of FivePrime Manufacturing Know-How, FivePrime shall continue, at HGS’ expense, all ongoing stability testing and similar activities until all assays have been transferred to HGS.

(b)        Transfer of HGS Manufacturing Know-How. The Parties desire that FivePrime be able to Manufacture and have Manufactured Compounds and Products during the Term. To enable FivePrime to do so, HGS shall perform technology transfer to FivePrime as set forth below, all at FivePrime’s cost and expense. FivePrime shall reimburse HGS, at the FTE Rate, for HGS personnel directly involved in such technology transfer allocated to efforts spent on such technology transfer, and shall reimburse HGS for all reasonable out-of-pocket costs incurred by the Parties in connection with such technology transfer (including any payment due to any Contract Manufacturer for its assistance in connection therewith).

 (i)        From time to time during the Term, HGS shall make available and transfer copies to FivePrime of the HGS Technology that are *** in the Manufacture of Compounds or Product, including batch record summaries (the “HGS Manufacturing Know-How”), solely for FivePrime to Manufacture or have Manufactured Compounds and Products for use in connection with exercising its rights or performing its obligations hereunder;

 (ii)        when reasonably requested by FivePrime, HGS shall make available to FivePrime, its Affiliates or Contract Manufacturers a reasonable number of appropriately trained personnel of HGS to provide, on a mutually convenient timetable, technical assistance in the transfer and demonstration of the HGS Manufacturing Know-How that is *** for FivePrime to Manufacture Compounds and Products, and HGS shall, upon FivePrime’s reasonable request, in good faith endeavor to provide additional technical assistance to FivePrime, its Affiliates or Contract Manufacturers as reasonably requested; and

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(iii)        allow FivePrime, its Affiliates or Contract Manufacturers to cross reference HGS’ or its Contract Manufacturers’ DMF or such other regulatory submissions, in each case Controlled by HGS and applicable to the Manufacture of Compounds and/or Product, if any.

6.3        Compliance with Law. HGS warrants that Compounds and Products Manufactured by or on behalf of HGS or any of its Affiliates or sublicensees, whether supplied to FivePrime or retained by HGS for its own use, shall be Manufactured in accordance with all applicable Laws and cGMPs and shall not be adulterated or misbranded within the meaning of the FDC Act, or any similar law of any other jurisdiction, or deemed an article which may not, under the provisions of the FDC Act, or any similar law of any other jurisdiction, be introduced into interstate commerce.

ARTICLE 7

COMMERCIALIZATION

7.1        Commercialization.

(a)        General. Subject only to FivePrime’s right to elect to Co-Promote each Product in the United States as set forth in Section 7.2, HGS will be responsible for Commercialization of Products throughout the Licensed Territory and the Manufacture of the Compounds and Products for commercial supply, and shall use Commercially Reasonable Efforts to Commercialize Products in each Major Market promptly after obtaining the Regulatory Approval to do so. As between the Parties, FivePrime shall have the sole and exclusive right to Commercialize Products throughout the Retained Territory.

(b)        Scientific and Medical Leaders. After the Effective Date and during the Term, each Party shall make reasonable efforts, but have no obligation, to include the other Party in activities involving scientific and medical leaders and experts in such first Party’s territory. Each Party shall have the right to attend conferences in the other Party’s territory and to give presentations and host booths at such conferences with respect to the Compound and/or the Product, provided that such attending Party shall not promote any Compound or Product at such conferences to Prescribers in such other Party’s territory.

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7.2        FivePrime Co-Promotion Right. FivePrime shall have the right to elect to Co-Promote the Product in the United States pursuant to this Section 7.2.

(a)        Initiation of Co-Promotion Term. FivePrime shall have the right to Co-Promote any Product in the United States during the co-promotion term for such Product (the “Co-Promotion Term”). The Co-Promotion Term with respect to a particular Product may be initiated by FivePrime as follows. HGS shall notify FivePrime in writing, if possible, at least *** months, but in any event no later than *** months, prior to the anticipated Filing of the first (1st) BLA for such Product (the “BLA Notification”), followed by written notification to FivePrime of the actual Filing of such BLA. FivePrime shall have the right, but not the obligation, to initiate the Co-Promotion Term for such Product, until the date that is the later of: (i) *** after the Filing of such BLA; or (ii) *** after FivePrime’s receipt of the BLA Notification from HGS (the “FivePrime Election Period”). At the time HGS provides FivePrime with the BLA Notification, HGS shall also provide FivePrime in writing the following information known to HGS at such time, relating to the Co-Promotion opportunity for such Product in the United States: (A) the estimated total number and positions of annual Details, the territory configuration and types of Prescribers (as well as managed care accounts) ranked by prescribing and purchasing volume, the structure of the field force and other Commercialization personnel to be deployed, and distribution plans; (B) HGS’ estimated Product pricing and revenue forecast for the potential Co-Promotion Term; and (C) estimated budgets (firm for launch year and estimates for the first *** years after launch) of launch and Commercialization costs, including estimated budgets for, and reasonable itemization (to the extent available) of, Marketing/Medical Affairs Costs and Sales Costs (each as defined below). In the event that FivePrime wishes to initiate the Co-Promotion Term with respect to any particular Product in the United States, FivePrime shall notify HGS in writing of such initiation on or before the end of the FivePrime Election Period. FivePrime shall be deemed to have decided not to initiate the Co-Promotion Term with respect to such Product in the United States, if FivePrime does not provide to HGS written notice of such initiation by the end of such FivePrime Election Period. In the event FivePrime initiates such Co-Promotion Term, FivePrime shall have the right to provide *** percent (***%) of the total anticipated Details for such Product using a sales force that consists of full-time FivePrime employees (it being understood that such employees shall not be required to *** percent (***%) *** under the Co-Promotion Agreement).

(b)        Co-Promotion Agreement. Promptly after FivePrime initiates a Co-Promotion Term for a Product in the United States, HGS and FivePrime shall commence negotiations in good faith and enter into a co-promotion agreement (the “Co-Promotion Agreement”) for such Product that shall be in accordance with the terms and conditions of this Agreement (including this Section 7.2). The Parties shall use Commercially Reasonable Efforts to enter into and execute the Co-Promotion Agreement for a particular Product within *** months following FivePrime’s initiation of the Co-Promotion Term for each Product under Section 7.2(a). The Co-Promotion Agreement shall set forth the budgets mutually agreed upon by the Parties for Marketing/Medical Affairs Costs and Sales Costs applicable to Section 7.2(e) which budgets shall be consistent with the estimated budgets provided by HGS to FivePrime at the time of notification pursuant to Section 7.2(a) unless the Parties otherwise agree in writing.

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(c)        Co-Promotion Term. The Co-Promotion Term with respect to a particular Product shall continue for as long as such Product is being sold in the United States, unless: (i) FivePrime provides HGS with a *** prior written notice of FivePrime’s decision to relinquish its Co-Promotion rights with respect to such Product; (ii) HGS terminates FivePrime’s right to Co-Promote for FivePrime’s uncured material breach in its Co-Promotional activities in accordance with Section 11.2(b); or (iii) either Party terminates the Co-Promotion arrangements, which either Party shall be entitled to do upon the entry of a Generic Product to such Product in the United States, by providing the other Party with a *** advance written notification of its election to so terminate the Co-Promotion arrangements for such Product. In the event of any termination of a Co-Promotion Term hereunder: (A) HGS and FivePrime shall reasonably cooperate to transition all of FivePrime’s Co-Promotion activities with respect to such Product to HGS or any of its Affiliates or sublicensees (as designated by HGS) so as to minimize disruption to sales activity; (B) FivePrime shall withdraw its sales representatives from such Co-Promotion activities in an orderly manner; and (C) FivePrime’s Co-Promotion obligation under the Co-Promotion Agreement and funding obligation under Section 7.2(e) shall cease upon the effective date of such termination.

(d)        Sales Force Allocation. If FivePrime initiates the Co-Promotion Term for a particular Product in the United States, HGS shall have the right to allocate between the Parties the Prescribers to whom each Party will provide sales calls, provided that, except as otherwise mutually agreed by the Parties in a Co-Promotion Agreement for a given Product: (i) the Prescribers assigned to FivePrime shall correspond to the top Prescribers with regard to their prescribing and purchasing volume of pharmaceutical products for cancer, in the top *** (***%) of Prescribers with regard to prescribing and purchasing volume of pharmaceutical products for the Indication for which the Product is being promoted; and (ii) HGS’ sales force will also be assigned to the Prescribers assigned to FivePrime to increase promotional effort for the Product by providing coverage from both Parties.

(e)        Cost Sharing. Each Party shall bear all costs and expenses incurred by such Party in connection with its own Co-Promotional activities for any Product in the United States. In addition, on a rolling Calendar Quarterly basis, for as long as FivePrime has initiated its Co-Promotion Term and such Co-Promotion Term has not been terminated pursuant to Section 7.2(c), FivePrime shall bear *** of the total Marketing/Medical Affairs Costs and Sales Costs (each as defined below) incurred by the Parties specific to the Product in the United States, and FivePrime shall make any reimbursement payment to HGS on a Calendar Quarterly basis within *** days after receiving an invoice from HGS, provided, however, FivePrime’s obligation to cost-share under this Section 7.2(e) and the Co-Promotion Agreement for any Marketing/Medical Affairs Costs and Sales Costs incurred prior to the first royalty payment from HGS to FivePrime shall be deferred as follows: (i) HGS shall provide FivePrime with an invoice detailing such deferred payment within ***

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days after the First Commercial Sale of the Product, and FivePrime shall pay such deferred costs ratably on a quarterly basis over a period of *** years after such First Commercial Sale. The mechanism for calculating and submitting such payments shall be set forth in the Co-Promotion Agreement. For purposes of this Agreement and the Co-Promotion Agreement, the following terms shall have the following meanings:

   (i)        “Marketing/Medical Affairs Costs” means the specific direct costs incurred by HGS for marketing a Product being Co-Promoted in the United States and the conduct of medical affairs activities in connection with the Co-Promotion of such Product in the United States, including its internal costs (at a rate to be agreed upon by the Parties in the Co-Promotion Agreement) and costs for outside services and expenses (including consultants, agency fees, meeting costs and free goods), but in all cases only as actually incurred and directly applicable to the Product being Co-Promoted in the United States. Marketing/Medical Affairs Costs do not include any costs or expenses related to distribution or Detailing to Prescribers for any Product, or related to any activities that promote either Party’s business as a whole or are otherwise not specific to a Product in the United States (e.g., corporate image advertising), but shall include out-of-pocket costs associated with medical science liaisons.

   (ii)        “Sales Costs” means costs incurred by HGS for sales force training, sales force materials, and any other costs of items or services used by both Parties’ sales forces specifically in connection with the Co-Promotion of a Product being Co-Promoted in the United States; provided, however, that: (A) Sales Costs shall not include any costs associated with salary, benefits, travel, incentive compensation or other compensation for Commercialization personnel, or any overhead, infrastructure and vehicle costs for any Product in the United States, which each Party shall bear on its own as part of any Co-Promotion under this Agreement; and (B) Sales Costs shall not include any Marketing/Medical Affairs Costs, and vice versa.

   (f)        Decision-Making. Regardless of whether or not FivePrime elects to Co-Promote any Product(s) in the United States, HGS shall retain all decision-making authority with respect to Commercialization of Products in the United States and the remainder of the Licensed Territory, including with respect to Product branding, selection of Product trademarks, advertising materials, regulatory and legal affairs, design and implementation of launch activities, total sales force to be employed for each Product, and Product pricing and distribution, provided that HGS shall make such decisions in accordance with the terms and conditions of this Agreement and the Co-Promotion Agreement. HGS shall book all sales for Products under this Agreement.

7.3        Patent Marking; Product Marking; Advertisement. HGS shall mark all Products in accordance with the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same. To the extent permitted by applicable Law, HGS shall indicate on Product packaging, advertisement and promotional materials that the Product is in-licensed from FivePrime.

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7.4        Diversion. Each Party hereby covenants and agrees that it will not, and will ensure that its Affiliates, sublicensees and subcontractors will not, either directly or indirectly, promote, market, distribute, import, sell or have sold Products, including via the Internet or mail order, to any Third Party address or Internet Protocol (“IP”) address in the other Party’s territory. As to such countries in the other Party’s territory: (i) such Party shall not engage in any advertising or promotional activities relating to the Product directed primarily to customers or other buyers or users of the Product located in such countries; and (ii) such Party shall not solicit orders from any prospective purchaser located in such countries. If a Party receives any order from a prospective purchaser located in a country in the other Party’s territory, such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party may deliver or tender (or cause to be delivered or tendered) any Product in the other Party’s territory.

ARTICLE 8

FINANCIAL PROVISIONS

8.1        Upfront Payment. HGS shall pay to FivePrime a one-time, non-refundable, non-creditable upfront payment of fifty million dollars (US $50,000,000) in cash by wire transfer within *** business days after the Effective Date. FivePrime acknowledges and agrees that its receipt of this payment shall trigger its obligation to pay a Sublicense Fee to The Regents pursuant to the UCSF Agreement, and FivePrime agrees to make such payment within *** Business Days after receiving the payment from HGS under this Section 8.1. For sake of clarity, HGS shall have no further obligation to reimburse FivePrime for its obligation to pay such Sublicense Fee triggered by the upfront payment received by FivePrime under this Section 8.1. FivePrime shall provide HGS with proof of payment to UCSF within *** business days of making such payment.

8.2        Milestone Payments.

  (a)        Milestones. HGS shall pay to FivePrime the non-refundable, non-creditable milestone payments set forth below, in each case upon the first (1st) achievement of such milestone for each Product by or on behalf of HGS or any of its Affiliates or sublicensees (except when a milestone event is with respect to Mutant Endometrial Cancer, such milestone may be achieved by or on behalf of HGS, FivePrime, or both):

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Milestone Payment
Milestone	If then current Manufacturing Process Yield is less than or equal to *** g/L	If then current Manufacturing Process Yield is greater than *** g/L
Development Milestones

1. The Commencement of the FP-1039 Endometrial Trial (FP-1039-002)	$***	$***

2. The Completion of the FP-1039 Endometrial Trial (FP-1039-002) that involved the dosing of at least 10 patients	$***	$***

3. The Completion of the FP-1039 Phase 1b Trial	$***	$***

4. The Commencement of a first Phase 2 Clinical Trial of a Product in an Indication other than Mutant Endometrial Cancer	$***	$***

5. The Commencement of a first Phase 3 Clinical Trial of a Product in an Indication other than Mutant Endometrial Cancer	$***	$***

Regulatory Milestones

Milestone	Milestone Payment

6. The Filing of a BLA with the FDA for a Product for the first Indication	$***	$***

7. The Filing of a MAA with the EMA (or in *** of the five (5) Major Markets in the EU) for a Product for the first Indication	$***	$***

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Approval Milestones

8. The receipt of Regulatory Approval in the United States of a Product for the first Indication other than Mutant Endometrial Cancer	$***	$***

9. The receipt of Regulatory Approval in the *** of the five (5) Major Markets in the European Union of a Product for the first Indication other than Mutant Endometrial Cancer	$***	$***

10. The receipt of Regulatory Approval in Canada for a Product for the first Indication other than Mutant Endometrial Cancer	$***	$***

11. The receipt of Regulatory Approval in the United States of a Product for Mutant Endometrial Cancer or a second Indication other than Mutant Endometrial Cancer	$***	$***

12. The receipt of Regulatory Approval in *** of the five (5) Major Markets in the European Union of a Product for Mutant Endometrial Cancer or a second Indication other than Mutant Endometrial Cancer	$***	$***

13. The receipt of Regulatory Approval in Canada of a Product for Mutant Endometrial Cancer or a second Indication other than Mutant Endometrial Cancer	$***	$***

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Commercial Milestones

14. First (1st) Calendar Year in which aggregate total Net Sales by HGS, its Affiliates and sublicensees for such Product throughout the Licensed Territory exceed $***	$***	$***

15. First (1st) Calendar Year in which aggregate total Net Sales by HGS, its Affiliates and sublicensees for such Product throughout the Licensed Territory exceed $***	$***	$***

16. First (1st) Calendar Year in which aggregate total Net Sales by HGS, its Affiliates and sublicensees for such Product throughout the Licensed Territory exceed $***	$***	$***

(b)        HGS shall notify FivePrime in writing and make the corresponding milestone payment as set forth in Section 8.2(a) within *** days following the achievement of each milestone event, provided that for all Commercial Milestones, payment shall be made by the earlier of (i) *** Business Days after the date of the report of HGS’ independent registered public accounting firm with respect to the audit by such firm of HGS’ consolidated statements of operations for the period ended December 31 of the Calendar Year during which such sales milestone has been achieved or (ii) *** days from the end of the Calendar Year during which such sales milestone has been achieved.

(c)        With respect to the milestone payments set forth in this Section 8.2: (i) each of the milestone payments set forth in Section 8.2(a) shall be payable only once for each Product to achieve such milestone; (ii) in the event the Parties discontinue the Development activities of the lead Product for safety or efficacy reasons, and HGS elects to initiate or continue Development activities for any back-up Product, HGS shall not be required to pay a milestone payment triggered by the achievement of a milestone event for such back-up Product that has already been triggered and made by HGS for the discontinued lead Product; (iii) if more than one (1) commercial milestones have been met for the first time during the same Calendar Year for a

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particular Product, then HGS shall remain obligated to make payments to FivePrime for milestone payments triggered by the occurrence of each and every such commercial milestone event; (iv) the achievement of a milestone event (the “Current Milestone”) with respect to a Product shall be conclusive evidence of the achievements of all preceding milestone events for such Product, and, to the extent any milestone payment corresponding to any such preceding milestone event has not been made for such Product, such milestone payment shall become due concurrently with the milestone payment triggered by such Current Milestone; and (v) the identity of the “first Indication” and the “second Indication” shall be separately determined for each milestone event based solely upon the order in which such milestone event is achieved. For example, in the case where the first Commencement of a Phase 3 Clinical Trial is for non-small cell lung cancer, the second Commencement of a Phase 3 Clinical Trial is for renal cell carcinoma, the first acceptance for MAA Filing is for renal cell carcinoma and the second acceptance for MAA Filing is for non-small cell lung cancer, then non-small cell lung cancer is the “first Indication” for the milestone triggered by the Commencement of Phase 3 Clinical Trial and the “second Indication” for milestone triggered by the acceptance of MAA Filing, and renal cell carcinoma is the “second Indication” for the milestone triggered by the Commencement of Phase 3 Clinical Trial and the “first Indication” for the milestone triggered by the acceptance of MAA Filing.

8.3        Royalty Payments.

  (a)        Royalty Rates. Subject to the other terms of this Section 8.3, HGS shall make quarterly royalty payments to FivePrime as provided under Section 8.5 for all Products under this Agreement based on annual Calendar Year total aggregate Net Sales of all Products in the Licensed Territory by HGS and any of its Affiliates or sublicensees, at the applicable rates set forth below:

Total Net Sales of all Products Throughout the Licensed Territory in any Calendar Year by HGS and any of its Affiliates or Sublicensees	Royalty Rate

Portion of Net Sales of all Products less than or equal to $***	*** percent (***%) of Net Sales

Portion of Net Sales of all Products greater than $*** but less than or equal to $***	*** percent (***%) of Net Sales

Portion of Net Sales of all Products greater than $*** but less than or equal to $***	*** percent (***%) of Net Sales

Portion of Net Sales of all Products greater than $***	*** percent (***%) of Net Sales

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)        Royalty Term. For each Product, on a Product-by-Product and country-by-country basis, HGS’ royalty payment obligations under this Section 8.3 shall commence upon the First Commercial Sale of such Product in such country and expire upon the later of: (i) the expiration of the last-to-expire Valid Claim included in FivePrime Patents in such country within the Licensed Territory claiming the composition of matter of, or the method of making or using, such Product; or (ii) the twelfth (12th) anniversary of the First Commercial Sale of such Product in such country (“Royalty Term”).

(c)        Royalty Reduction For a Product Subject to Generic Competition in a Country. For any period during the Royalty Term in which a Generic Product is being sold in a particular country during the Term, on a Product-by-Product and country-by-country basis, the royalty due under Section 8.3(a) shall be reduced *** percent (***%) for Net Sales of such Product in such country.

(d)        Basis for Royalty. This Section 8.3 is intended to provide for payments to FivePrime *** to the percentages of Net Sales set forth in this Section 8.3 for the duration of the Royalty Term. In establishing this payment structure, the Parties recognize, and HGS acknowledges, the substantial value of the various actions and investments undertaken by FivePrime prior to the Effective Date and that FivePrime will undertake under this Agreement, and that the value of the FivePrime Technology licensed to HGS hereunder resides substantially in FivePrime Know-How. As a result, the Parties attribute such value to FivePrime’s leading proprietary knowledge in the subject matter, its discovery, design and optimization of the composition of FP-1039 for pharmaceutical applications using FivePrime proprietary discovery technology, proprietary manufacturing process for FP-1039 including trade secrets, preclinical and clinical data pertaining to FP-1039, and Regulatory Filings made by FivePrime prior to the Effective Date, in each case created or generated by FivePrime through the expenditure of significant resources and as a result of the innovative capabilities unique to FivePrime. The Parties agree that because FivePrime is not separately compensated under this Agreement for such additional benefits, a royalty, including a reduced royalty rate for Net Sales of Products after a Generic Product enters into the market, is appropriate. The Parties have agreed to the payment structure set forth herein as a convenient and fair mechanism for both Parties in order to compensate FivePrime for these additional benefits.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

  (e)        Royalty Adjustment for Co-Promoted Products. In the event FivePrime initiates the Co-Promotion Term for a Product in the United States under Section 7.2, for as long as the Co-Promotion Agreement applicable to such Product remains in full force and effect, the royalty rates applicable for such Product in the United States shall increase by *** above the rates otherwise applicable to such Net Sales of such Product in the United States, and such increase shall not be subject to any offset or reduction by operation of Section 8.3(c) or Section 8.4. For avoidance of doubt, the royalty increase as contemplated herein shall be FivePrime’s only compensation pursuant to the Co-Promotion Agreement. The Co-Promotion shall not provide for and FivePrime shall not be entitled to any other form of profit split.

8.4        Third Party Obligations

  (a)        UCSF Agreement and ICOS Agreement. Except as otherwise provided in Section 6.1 with regard to a Sublicense Fee, HGS shall be solely responsible for the payment of: (i) subject to Section 8.4(iii) below, the milestone payments, set forth in Section 9 of the UCSF Agreement and Section 3.3 of the ICOS Agreement; and (ii) payment obligations arising on or after the First Commercial Sale of a Product, including royalty payments, in each case under Section 8 of the UCSF Agreement and Section 3.5 of the ICOS Agreement and attributable to the Manufacture, Development and Commercialization of the Compounds and Products by or on behalf of HGS or any of its Affiliates or sublicensees, in addition to its obligations to make payments to FivePrime under this Article 8, without the right to offset any of the payments due under the UCSF Agreement and/or the ICOS Agreement against HGS’ payment obligation to FivePrime hereunder. In particular:

     (i)        All milestone payments owed to The Regents under the UCSF Agreement and/or to ICOS under the ICOS Agreement, pursuant to Section 8.4(a), are due within *** days after the occurrence of each milestone event under the UCSF Agreement or ICOS Agreement, as applicable. HGS shall make to FivePrime any such milestone payment that is attributable to the Manufacture, Development and/or Commercialization of the Product by or on behalf of HGS, its Affiliates or sublicensees, no later than *** days after the occurrence of each such milestone event under the UCSF Agreement and the ICOS Agreement. FivePrime shall pass on any such milestone payment to UCSF or ICOS, as applicable, no later than the due date for such payment under the UCSF Agreement or the ICOS Agreement.

     (ii)        All royalties owed to The Regents, pursuant to Section 8.4(a), under the UCSF Agreement are due on or before the end of each Calendar Quarter for the preceding Calendar Quarter, as provided in Section 5.2 of the UCSF Agreement, and all royalties owed to ICOS, pursuant to Section 8.4(a), under the ICOS Agreement are due within *** days after the end of a Calendar Quarter for such Calendar Quarter. HGS shall make to FivePrime any and all such royalty payment that is attributable to the Manufacture, Development and/or Commercialization of the Product by or on behalf of HGS, its Affiliates or sublicensees, no later

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

than *** days after the end of the Calendar Quarter to which such royalties apply, calculated in accordance with the terms and conditions of the UCSF Agreement and ICOS Agreement, as applicable, and accompanied by the quarterly royalty reports required under Section 11.7 of the UCSF Agreement and Sections 5.1 and 5.2 of the ICOS Agreement, as applicable. FivePrime shall pass on any such royalty payment and quarterly royalty report to The Regents and to ICOS no later than the due date for such payment and report under the UCSF Agreement and ICOS Agreement, as applicable. If there is any deficiency in the payment by HGS of royalties owed to The Regents or ICOS, HGS shall promptly correct any such deficiency upon request by FivePrime. FivePrime shall provide to HGS proof of payments made by FivePrime to The Regents and to ICOS on behalf of HGS after HGS has submitted such payment to FivePrime under Section 8.4(a), no later than *** business days after FivePrime’s submitting such payment.

     (iii)        In the event FivePrime, its Affiliates, licensees or sublicensees first achieves the milestones set forth in Section 9 of the UCSF Agreement and Section 3.3 of the ICOS Agreement as a result of FivePrime Development Activities and/or Commercialization of the Products in the Retained Territory, FivePrime shall be solely responsible for such milestones to The Regents and ICOS. In such event, HGS shall no longer be responsible for such milestone payments owed to The Regents under the UCSF Agreement and/or to ICOS under the ICOS Agreement, pursuant to Section 8.4(a).

  (b)        HGS Agreements with Third Parties. In the event that HGS reasonably determines that rights to intellectual property owned or Controlled by a Third Party are *** to use, Develop, Manufacture, Commercialize or import any Compound or Product, HGS shall have the right to negotiate and acquire such rights through a license or otherwise. HGS shall be solely responsible for all payments to such Third Party in exchange of such rights with no offset of HGS’ payment obligations to FivePrime under this Agreement, except that HGS shall have the right to offset *** percent (***%) of the royalties it pays to such Third Party in exchange for obtaining a license under any Valid Claim that claims ***, in the Licensed Territory, against HGS’ royalty obligations to FivePrime for the same Product and for the same royalty period, provided that in no event shall any single royalty payment from HGS to FivePrime be reduced to less than *** percent (***%) of the amount that would otherwise be payable to FivePrime hereunder.

  (c)        Royalty Reductions. The Parties agree that, notwithstanding the royalty rate reduction mechanisms set forth herein, by operation of all of the offsets set forth in Sections 8.3(c) and 8.4 combined: (i) in the event the incremental royalty increase set forth in Section 8.3(e) does not apply, the royalty rate for a particular Product shall in no event be reduced to below *** percent (***%) of the royalty rate set forth in Section 8.3(a); and (ii) in the event the incremental royalty increase set forth in Section 8.3(e) applies, the royalty rate for a particular Product applicable to the Net Sales of such Product in the United States shall in no event be reduced to below *** percent (***%) of the royalty rate set forth in Section 8.3(a) plus *** percentage points (***%).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.5        Reports; Payment of Royalty; Annual Reconciliation. During the Term, following the First Commercial Sale of a Product and on a Calendar Quarter basis, HGS shall furnish to FivePrime a Sales & Royalty Report and any additional information necessary for FivePrime to fulfill its reporting obligations under the UCSF Agreement and the ICOS Agreement. Reports shall be due within *** days following the close of each Calendar Quarter. Royalties shown to have accrued by each Sales & Royalty Report shall be due and payable on the date such royalty report is due. If no royalty payment is due for a particular royalty period, the Sales & Royalty Report shall so state. HGS shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. HGS shall pay royalties to FivePrime under Section 8.3 based on estimated total annual Calendar Year Net Sales, as follows:

   (a)        for each of the first three (3) Calendar Quarters of the Calendar Year, HGS shall make quarterly payments of royalties owed to FivePrime under Section 8.3 on the basis of HGS’ good faith estimates of total aggregate Net Sales for all Products (subject to any applicable adjustment under this Agreement) for each of such first three (3) Calendar Quarters, with each such quarterly payment to be made by the deadline set forth above;

   (b)        for the fourth (4th) Calendar Quarter of the Calendar Year, HGS shall calculate and pay the royalty owed for such fourth (4th) Calendar Quarter by the deadline set forth above on the basis of actual annual Net Sales of total aggregate Net Sales for all Products (subject to any applicable adjustment under this Agreement) for such Calendar Quarter and the three (3) preceding Calendar Quarters, with appropriate adjustment after reconciling the estimates and payments for the three (3) preceding Calendar Quarters against actual amounts for such first three (3) Calendar Quarters; and

   (c)        if such reconciliation shows that HGS owes FivePrime any additional royalties for such prior Calendar Quarters, such additional amount shall be paid together with the amount owed for the fourth (4th) Calendar Quarter, and if such reconciliation shows that HGS has overpaid FivePrime for such prior Calendar Quarters, the overpayment shall be offset against the amount owed for the fourth (4th) Calendar Quarter.

8.6        Currency; Exchange Rate. All payments to be made by HGS to FivePrime under this Agreement shall be made in United States dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from FivePrime to HGS. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due FivePrime shall be made at the monthly rate of exchange utilized by HGS in its worldwide accounting system.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.7        Reports for Reimbursement. Within *** days after the end of each Calendar Quarter, each Party shall submit to the other Party a written report setting forth in reasonable detail all applicable JDC approved Development expenses, along with Technology Transfer, Manufacturing and Patent related costs. Each Party shall provide approval of the other Party’s written report within *** days of receipt. If either Party, in a given Calendar Quarter, has no applicable Development, Technology Transfer, Manufacturing or Patent related expense to report, the report shall so state. Within *** days after approval of each Party’s report, HGS shall, using the FivePrime Report and the HGS Report, prepare a reconciliation report which shall show the Development, Technology Transfer, Manufacturing and/or Patent expenses owed by HGS to FivePrime or by FivePrime to HGS, as the case may be. The Party owing the other Party a reconciliation payment shall make such payment within *** days following receipt of the reconciliation report.

8.8        Late Payments. If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of prime plus *** percentage point or the maximum rate allowable by applicable Law, whichever is less.

8.9        Taxes.

   (a)        Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

   (b)        Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by HGS to FivePrime under this Agreement. To the extent HGS is required to deduct and withhold taxes on any payment to FivePrime, HGS shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner, provided that, in the event any deduction or withholding of tax obligation arises or is increased as a result of an action by or on behalf of HGS, so that: (i) the payments arise or are deemed to arise in a territory triggering withholding tax obligations; (ii) there is a change in the tax residency of HGS; or (iii) the payments arise or are deemed to arise through a branch of HGS in a territory triggering withholding tax obligations (the “HGS Withholding Tax Action”), then the payment by HGS shall be increased by the amount necessary to ensure that FivePrime receives an amount equal to the same amount that it would have received had no HGS Withholding Tax Action occurred.

   (c)        Tax Cooperation. FivePrime shall provide HGS any tax forms that may be reasonably necessary in order for HGS to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. FivePrime shall use reasonable efforts to provide

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any such tax forms to HGS in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax under this Section 8.9.

8.10        FivePrime Records and HGS Audit Rights.

     (a)        FivePrime shall keep complete, true and accurate books and records in relation to its activities the costs and expenses of which are reimbursable by HGS under this Agreement. Upon the written request of HGS and not more than once in each Calendar Year (other than for cause), FivePrime shall permit an independent certified public accounting firm or audit firm, selected by HGS and subject to FivePrime’s approval, not to be unreasonably withheld, to have access during normal business hours to such of the records of FivePrime as may be reasonably necessary to verify the accuracy of such costs and expenses for any Calendar Year ending not more than *** prior to the date of such request. HGS shall provide *** days written notice for such request and audits shall not take place during the months of December through March. HGS shall treat all financial information subject to review under this Section 8.10 in accordance with the confidentiality and non-use provisions of this Agreement.

     (b)        HGS shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm and/or audit firm in connection with performing such audits; provided, however, that if any such audit uncovers an overbilling by FivePrime of the costs and expenses associated with such activities that exceeds *** percent (***%) of the total owed for such activities then FivePrime shall reimburse HGS for the expenses and costs for such audit.

     (c)        If such accounting firm and/or audit firm organization identifies an overbilling by FivePrime during such period, FivePrime shall pay HGS the amount of the discrepancy within *** days of the date HGS delivers to FivePrime such accounting firm’s and/or audit firm’s organization’s written report.

8.11        HGS Records and FivePrime Audit Rights.

     (a)        HGS shall keep complete, true and accurate books and records in relation to this Agreement. Upon the written request of FivePrime and not more than once in each Calendar Year (other than for cause), HGS shall permit an independent certified public accounting firm or audit firm selected by FivePrime, but subject to HGS’ approval not to be unreasonably withheld, to have access during normal business hours to such of the records of HGS as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than *** prior to the date of such request. FivePrime shall provide *** days written notice for such request and audits shall not take place during the months of December through March. FivePrime shall treat all financial information subject to review under this Section 8.11 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

   (b)        FivePrime shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment of milestones payments or royalties by HGS that exceeds *** percent (***%) of the total owed for such payment or payment period, as applicable, then HGS shall reimburse FivePrime for the expenses and costs for such audit.

   (c)        If such accounting firm identifies an underpayment by HGS during such period, HGS shall pay FivePrime the amount of the discrepancy within *** days of the date FivePrime delivers to HGS such accounting firm’s written report.

   (d)        HGS shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to HGS, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by FivePrime’s independent accountant to the same extent required of HGS under this Agreement. If such HGS sublicense includes any Sublicensed Patent Rights, HGS shall also include in such sublicense such provisions as are required pursuant to the UCSF Agreement and ICOS Agreement, as applicable, including a provision requiring the sublicensee to comply with the UCSF Agreement and ICOS Agreement, as applicable, including fulfill any and all payment obligations thereunder that arise as a result of the grant such sublicense or the sublicensee’s exercising of its rights under such sublicense.

ARTICLE 9

INTELLECTUAL PROPERTY RIGHTS

9.1        Ownership of Inventions. Ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Specifically: (a) Inventions invented solely by or on behalf of a Party shall be owned solely by such Party; and (b) Inventions invented jointly by or on behalf of the Parties shall be owned jointly by FivePrime and HGS, with each Party owning an undivided half interest, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license thereof (subject to the exclusive licenses granted hereunder). Know-How generated by the Parties jointly under the Agreement, including Know-How that is included in such jointly-owned Inventions, shall be referred to as “Joint Know-How”, and Patents claiming such jointly-owned Inventions shall be referred to as “Joint Patents”.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.2        Patent Prosecution.

   (a)        FivePrime Patents (other than Joint Patents).

     (i)        The Prosecution of FivePrime Patents (other than Joint Patents) in the Licensed Territory as well as all patent applications that are filed pursuant to the Patent Cooperation Treaty while such patent applications are in the international phase (the “FivePrime Licensed Territory Patents”), shall be pursued by outside counsel jointly selected by the Parties; provided that in the event the Parties disagree on the selection of such outside counsel, HGS shall have the deciding vote. FivePrime and HGS will confer on the Prosecution of FivePrime Licensed Territory Patents. With respect to FivePrime Licensed Territory Patents that claim a Compound or Product, but do not claim any compounds or products comprising or directed to *** (“Product-Specific FivePrime Licensed Territory Patents”), HGS shall be responsible for Prosecution, and shall reimburse FivePrime for *** Percent (***%) of Patent Costs incurred by or on account of FivePrime or HGS after the Effective Date in connection with conducting such activities after the Effective Date. With respect to all other FivePrime Licensed Territory Patents, FivePrime will be responsible for Prosecution, and HGS shall reimburse FivePrime for *** Percent (***%) of Patent Costs incurred by or on account of FivePrime or HGS after the Effective Date in connection with conducting such activities after the Effective Date. In addition to HGS’ obligation to bear a portion of Patent Costs as described above, HGS shall also reimburse FivePrime for any and all payments made by FivePrime to The Regents after the Effective Date as reimbursement for The Regents’ Patent Prosecution Costs (as defined in the UCSF Agreement) pursuant to Section 20.4 of the UCSF Agreement, but only to the extent that the Patent Prosecution Costs are incurred for FivePrime Licensed Territory Patents. For all FivePrime Licensed Territory Patents the responsible Party will consult with the other Party and keep such other party reasonably informed of the status of such FivePrime Licensed Territory Patents and will promptly provide the other Party with material correspondences received from patent authorities. In addition, the responsible Party will promptly provide the other Party with drafts of all proposed material filings and correspondences to the patent authorities with respect to such FivePrime Licensed Territory Patents for the other Party’s review and comment prior to the submission of such proposed filings and correspondences. The responsible Party will confer with the other Party and take into consideration the other Party’s comments prior to submitting such filings and correspondences, provided that the other Party will provide such comments within *** days of receiving the draft filings and correspondences from the responsible Party. If the other Party does not provide comments within such period of time, then the other Party shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties on ***, the matter shall be referred to the JDC for resolution in accordance with the procedures set forth in Section 3.4, provided that, in the event the matter is escalated to FivePrime’s Chief Executive Officer (or designee) and HGS’ Chief Executive Officer (or designee) pursuant to Section 3.4 and such executives cannot agree on such matter, then the final decision shall be made by *** Chief Executive Officer (or designee) on matters

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

with respect to Prosecution of Product-Specific FivePrime Licensed Territory Patents, and the final decision shall be made by *** Chief Executive Officer (or designee) on all other matters with respect to FivePrime Licensed Territory Patents.

   (ii)        The responsible party will notify the other Party of any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any such FivePrime Licensed Territory Patents. The responsible Party will provide such notice at least *** days prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right. In such event, the responsible Party shall permit the other Party, at its discretion and expense, to continue prosecution or maintenance of such FivePrime Licensed Territory Patent. HGS’ prosecution or maintenance of such FivePrime Licensed Territory Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such FivePrime Licensed Territory Patent other than those expressly set forth in this Section 9.2(a)(ii).

   (b)        Joint Patents

   (i)        Each Party will be responsible for Prosecution of any Joint Patents in its territory at its own cost and expense. Each Party will fully cooperate with the other Party in connection with the Prosecution of such Joint Patents in such other Party’s territory. The responsible Party in a particular territory will consult with the other Party, will keep the other Party reasonably informed of the status of such Joint Patents, and will promptly provide the other Party with drafts of all proposed material filings and correspondences with the patent authorities with respect to such Joint Patents for such other Party’s review and comment prior to the submission of such proposed filings and correspondences. The responsible Party will confer with the other Party and take into consideration such other Party’s comments prior to submitting such filings and correspondences, provided that such other Party will provide such comments within *** days of receiving the draft filings and correspondences from the responsible Party. If such other Party does not provide comments within such period of time, then such other Party shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the Prosecution of such Joint Patents, the final decision shall be made by the responsible Party.

   (ii)        The responsible Party will notify the other Party of any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any Joint Patents. The responsible Party will provide such notice at least *** days prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right. In such event, such other Party shall have the right, but not the obligation, to continue prosecution or maintenance of such Joint Patent at its expense.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

   (c)        HGS Patents (other than Joint Patents).

   (i)        As between the Parties, HGS shall have the first right (but not the obligation) to prepare, file, register, prosecute and maintain the HGS Patents (other than Joint Patents), at HGS’ cost and expense. For all HGS Patents in the Retained Territory (the “HGS Retained Territory Patents”), HGS will consult with FivePrime and keep FivePrime reasonably informed of the status of such HGS Retained Territory Patents and will promptly provide FivePrime with material correspondences received from patent authorities. In addition, HGS will promptly provide FivePrime with drafts of all proposed material filings and correspondences to the patent authorities with respect to such HGS Retained Territory Patents for FivePrime’s review and comment prior to the submission of such proposed filings and correspondences. HGS will confer with FivePrime and take into consideration FivePrime’s comments prior to submitting such filings and correspondences, provided that FivePrime will provide such comments within *** days of receiving the draft filings and correspondences from HGS. If FivePrime does not provide comments within such period of time, then FivePrime shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the Prosecution of such HGS Retained Territory Patents, the final decision shall be made by HGS.

   (ii)        HGS will notify FivePrime of any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any such HGS Retained Territory Patents. HGS will provide such notice at least *** days prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right. In such event, HGS shall permit FivePrime, at its discretion and expense, to continue prosecution or maintenance of such HGS Retained Territory Patent. FivePrime’s prosecution or maintenance of such HGS Retained Territory Patent shall not change the Parties’ respective rights and obligations under this Agreement with respect to such HGS Retained Territory Patent other than as expressly set forth in this Section 9.2(c)(ii).

   (iii)        In the event this Agreement terminates and FivePrime obtains the license under such HGS Patents pursuant to Article 11, then FivePrime shall have the right, but not the obligation, to elect to prosecute and maintain such HGS Patents at FivePrime’s cost and expense.

9.3      Patent Enforcement.

   (a)        Each Party will notify the other within *** business days of becoming aware of any infringement by a Third Party of any of the FivePrime Patents, Joint Patents, or HGS Patents through the Development or commercialization of a Product in the Field in the Licensed Territory of which such Party becomes aware, including any “patent certification” (or its equivalent for biologic products) filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the FivePrime Patents, Joint Patents, or HGS Patents (collectively “Product Infringement”).

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   (b)        HGS shall have the first right to bring and control any legal action in connection with such Product Infringement in the Licensed Territory at its own expense as it reasonably determines appropriate, and FivePrime shall have the right to be represented in any such action by counsel of its choice. If HGS decides not to bring such legal action, it shall so inform FivePrime promptly and FivePrime shall have the right to bring and control any legal action in connection with such Product Infringement in the Licensed Territory at its own expense as it reasonably determines appropriate after consultation with HGS.

   (c)        At the request of the Party bringing the action, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

   (d)        In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the FivePrime Patents, Joint Patents, or HGS Patents without the prior written consent of the other Party.

   (e)        Any recoveries resulting from such an action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses (the “Remainder”) will be shared by the Parties as follows: *** percent (***%) of such Remainder shall be retained by (or if received by the other Party, paid to) the Party bringing such action, and *** percent (***%) of such Remainder shall be paid to the Party not bringing such action.

   (f)        FivePrime shall have the exclusive right to enforce the FivePrime Patents for any infringement that is not a Product Infringement.

9.4        Third Party Patent Proceedings. Each Party will notify the other Party and confer with such other Party prior to challenging the patent position of a Third Party where that patent position is relevant to a Compound or Product. Such challenges include declaratory judgment actions, inter parties re-examinations, or interferences or oppositions (collectively “Third Party Patent Proceeding”). At the request of the Party bringing a Third Party Patent Proceeding that is relevant to a Compound or Product, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. The Party bringing any such action shall confer with the other Party with respect to the strategy of such action and shall keep the other Party reasonably informed of the status of such action. In addition, the Party bringing such action shall give the other Party the opportunity to comment on all material court filings in connection with such action, and shall consider such other Party’s comments in good faith.

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9.5        Trademarks. HGS shall have the right to brand the Products using HGS related trademarks and any other trademarks and trade names it determines appropriate for the Products, which may vary by country or within a country (“Product Marks”). HGS shall own all rights in the Product Marks in the Licensed Territory and shall register and maintain the Product Marks in the countries and regions in the Licensed Territory that it determines reasonably necessary, at HGS’ cost and expense.

9.6        Patent Extensions

(a)        The Parties shall cooperate in obtaining patent term restoration (under but not limited to Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the FivePrime Patents, Joint Patents, and/or HGS Patents in any country and/or region where applicable.

(b)        The JDC shall determine which FivePrime Patent(s), Joint Patent(s), or HGS Patent(s) it will apply to extend in the Licensed Territory, and HGS shall file for such extension at HGS’ cost and expense. At HGS’ reasonable request, FivePrime shall provide all reasonable assistance to HGS in connection with such filing.

9.7        Sublicensed Patent Rights. HGS agrees that, to the extent any FivePrime Patents are also Sublicensed Patent Rights, HGS’ rights to file, prosecute, maintain and enforce such sublicensed Patent Rights under this Article 9 shall be secondary to the rights retained by The Regents or ICOS, as applicable, and HGS’ rights and obligations under this Article 9 shall be subject to the terms and conditions of the UCSF Agreement or the ICOS Agreement, as applicable.

ARTICLE 10

CONFIDENTIALITY; PUBLICATION

10.1      Duty of Confidence. Subject to the other provisions of this Article 10:

(a)        all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party and its Affiliates, in the same manner and with the same protection as such recipient Party maintains its own confidential information;

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(b)        the recipient Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c)        the recipient Party may disclose Confidential Information of the other Party to: (i) its Affiliates and sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

10.2      Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:

(a)        is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

(b)        is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

(c)        is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d)        is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.3      Authorized Disclosures. Notwithstanding the obligations set forth in Sections 10.1 and 10.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:

(a)        such disclosure: (i) is reasonably necessary for the filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with Regulatory Filings for Products; (iii) is reasonably necessary for the prosecuting or defending

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litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use similar to those set forth under this Article 10, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b)        such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than five (5) years; or (ii) to actual or potential investors and/or acquirors solely for the purpose of evaluating an actual or potential investment or acquisition; provided that in each such case on the condition that such actual or potential investors and/or acquirers are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than five (5) years;

(c)        such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information;

(d)        such disclosure is deemed necessary by FivePrime to be disclosed to The Regents and/or ICOS to fulfill its obligations under the UCSF Agreement or the ICOS Agreement, respectively, including disclosing the terms of this Agreement to or sharing this Agreement with The Regents and/or ICOS, provided FivePrime shall first notify HGS (and disclose the reasons for disclosure) in the event it is necessary to share this Agreement with The Regents and/or ICOS;

(e)        such disclosure is deemed necessary by HGS to be disclosed to Affiliates, agents, consultants or other Third Parties for any and all purposes HGS or its Affiliates deem necessary or advisable in the ordinary course of business in furtherance of the Development, Manufacture and/or Commercialization of Compounds and Products and in accordance with this Agreement, on the condition that such Third Parties agree to be bound by confidentiality and

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non-use obligations that are substantially consistent with the confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than five (5) years; or

(f)        such disclosure is deemed necessary by FivePrime to be disclosed to Affiliates, agents, consultants or other Third Parties for any and all purposes FivePrime or its Affiliates deems necessary or advisable in the conduct of any of the FivePrime-Conducted Trials, Other FivePrime-Conducted Activities or any FivePrime Development Activities, including disclosing the terms of this Agreement to, and/or share this Agreement with, potential or actual licensee(s) of FivePrime in the Retained Territory, on the condition that such actual or potential licensee(s) agree to be bound by confidentiality and non-use obligations that are substantially consistent with the confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than five (5) years.

10.4      Scientific Publication. Publication strategy shall be managed by the JDC, which shall have the right to review and approve any scientific publication, considering HGS’ and FivePrime’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, protecting reasonable business interests and trade secret information, and having an integrated approach to developing one or more Products for one or more Indications. Consequently, except for disclosures permitted pursuant to Sections 10.2 and 10.3, either Party or its Affiliates, or its or their employee(s) or consultant(s) shall deliver to the JDC for review and comment a copy of any proposed publication or presentation that pertains to any Compound or Product, pursuant to a procedure to be established by the JDC. The JDC shall have the right to require modifications of the publication or presentation: (a) to protect each Parties’ respective Confidential Information; (b) for trade secret reasons or business reasons; and/or (c) to delay such submission as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission.

10.5      Publicity; Use of Names. HGS and FivePrime have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Exhibit E, to be issued by the Parties promptly after the mutual execution of the Agreement. Subject to Section 10.3, no other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in this Section 10.5, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 10.5 or with the prior express written permission of the other Party, except as may be required by applicable Law.

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(a)        A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the Securities Exchange Commission (or equivalent foreign agency) to the extent required by applicable Law after complying with the procedure set forth in this Section 10.5(a). In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than *** days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable Law. The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of the Agreement from the Securities Exchange Commission (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party.

(b)        Further, each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Government Authorities) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with applicable Law) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within *** days of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the development and/or commercialization of a Compound or Product being Developed or Commercialized under this Agreement, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed.

(c)        Other than the press release set forth in Exhibit E, the Parties agree that any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, FivePrime shall have the right to disclose publicly (including on its website): (i) the fact that it has entered into this Agreement; (ii) the commencement, completion and key results of the FP-1039 Phase 1 Trial and/or any FP-1039 Endometrial Trial (FP-1039-002); (iii) the receipt of any milestone payments under this Agreement; (iv) Regulatory Approval of any Product; (v) the first Commercial Sale of any Product; and (vi) royalties received from HGS (without disclosing the royalty rate or Net Sales reported by HGS). For each such disclosure, unless FivePrime otherwise has the right to make such disclosure under this Article 10, FivePrime shall provide HGS with a draft of such disclosure at least *** business days prior to its intended release for

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HGS’ review and comment, and shall consider HGS’ comments in good faith. If FivePrime does not receive comments from HGS within *** business days, FivePrime shall have the right to make such disclosure without further delay. In addition, FivePrime shall have the right to, without HGS’ prior written approval, list FP-1039 and any other Compound or Product on its website and in presentations of its product pipeline, identifying such Compounds and Products with FivePrime’s and HGS’ logos and name to indicate that such Compounds and Products are covered by this Agreement.

(d)        The Parties agree that after (i) a disclosure pursuant to Section 10.5(b); or (ii) the issuance of a press release (including the initial press release) or making of any other public announcement pursuant to Section 10.5(c) either Party may make subsequent public disclosures reiterating information in such disclosure, press release or other announcement without having to obtain the other Party’s prior consent and approval.

(e)        Each Party agrees that the other Party shall have the right to use such first Party’s name and logo in presentations, the company’s website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 10.5.

ARTICLE 11

TERM AND TERMINATION

11.1      Term. The term of this Agreement will commence upon the Effective Date and continue in full force and effect, on a Product-by-Product basis, until the expiration of the royalty obligations of HGS with respect to the applicable Product, unless earlier terminated as set forth in Section 11.2 below (the “Term”).

11.2      Termination.

(a)        Termination by HGS for Convenience. At any time, HGS may terminate this Agreement by providing written notice of termination to FivePrime, which notice includes an effective date of termination at least *** days after the date of the notice.

(b)        Termination for Material Breach. If either Party believes that the other is in breach of its material obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have *** days from such notice to dispute or cure such breach, except that in the event the breach is a result of HGS’ breach of its obligations under the first sentence of Section 4.2(b), HGS shall have *** days from such notice to dispute such breach or *** days from such notice to cure such breach. For any

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breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have *** days from the receipt of the notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter will be addressed under the dispute resolution provisions in Section 14.6, and the notifying Party may not terminate this Agreement until it has been determined under Section 14.6 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within *** days after the conclusion of that dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party). Notwithstanding this Section 11.2(b), in the event of FivePrime’s uncured material breach of any of its obligations under Section 7.2 or the Co-Promotion Agreement, HGS shall have the right to terminate FivePrime’s rights under Section 7.2 and the Co-Promotion Agreement, and this Agreement shall otherwise continue in full force and effect as if FivePrime had not initiated any Co-Promotion Term for any Product under Section 7.2 and the time period during which FivePrime had the right to initiate such Co-Promotion Term has expired.

(c)        Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, either Party may terminate this Agreement if the other Party or its Affiliates or sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any FivePrime Patents, Joint Patents, or HGS Patents.

(d)        Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within *** days after the filing thereof.

11.3      Effect of Termination.

(a)        Termination by HGS for Convenience; Termination by FivePrime for Breach or Patent Challenge. Upon termination of this Agreement by HGS pursuant to Section 11.2(a) or by FivePrime pursuant to Section 11.2(b) or (c), the following consequences shall apply to the termination and shall be effective as of the effective date of such termination:

 (i)        each Party shall pay all amounts then due and owing to the other Party as of the termination date;

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 (ii)        all licenses and other rights granted to HGS under the FivePrime Technology will terminate;

 (iii)        no later than *** days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form that is received from the other Party and all copies thereof and all materials substances or compositions delivered or provided by the other Party; provided, however, that (A) FivePrime may retain any such Confidential Information or materials as reasonably necessary for FivePrime’s continued practice under any license under this Agreement that remains effective after such termination (including licenses that become effective pursuant to this Section 11.3), and (B) each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes;

 (iv)        HGS will transfer and assign to FivePrime all Regulatory Filings and Regulatory Approvals, and any HGS Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the license grants set forth in Section 11.3(a)(vi). HGS shall use Commercially Reasonable efforts to cause its Contract Manufacturers to provide FivePrime a right of reference to any DMF for the Products and Compounds contained therein;

 (v)        HGS shall, at FivePrime’s request, provide reasonable technical assistance and transfer all HGS Know-How relating to the Products and Compounds to FivePrime or its designee;

 (vi)        HGS hereby grants FivePrime an exclusive license, with the right to grant sublicenses, under HGS Technology to develop, make, have made, use, sell, offer for sale, import all Compounds and Products in the form that is being used, developed or commercialized by HGS, its Affiliates or sublicensees as of the date of such termination (a “Terminated Product”). For clarity, all Patents and Know-How actually practiced by HGS or its Affiliates in the Manufacture, use, Development and/or Commercialization of Compounds or Products as of the effective date of such termination shall be deemed HGS Technology for the purpose of this Section 11.3(a)(vi). Such license shall be royalty bearing for any Terminated Product sold by FivePrime, its Affiliates, licensees or sublicensees in accordance with Section 11.3(a)(vii).

 (vii)        FivePrime shall pay HGS royalties on Net Sales (as such definition is applies to FivePrime, its Affiliates, licensees and sublicensees, mutatis mutandis) of the Terminated Product in the Licensed Territory, for a period of *** years after the First Commercial Sale of such Terminated Product, at the following rates (subject to application of

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Sections 8.3(c), 8.4(b), 8.5, 8.6 and 8.8, mutatis mutandis), provided that FivePrime shall not be required to make any payment to HGS under this Section 11.3(a)(vii) in the event FivePrime terminates this Agreement: (A) pursuant to Section 11.2(b) for HGS’ uncured material breach of its diligence obligations under the second sentence of Section 4.2(b); (B) pursuant to Section 11.2(b) for HGS’ uncured material breach of its diligence obligations under the first sentence of Section 4.2(b), only if such material breach occurs prior to HGS’ Commencement of a Phase 3 Clinical Trial for the Product for any Indication other than Mutant Endometrial Cancer; (C) pursuant to Section 11.2(b) for HGS’ uncured material breach of its obligations under Section 7.4 and HGS has not expended best efforts to implement a cure of such material breach (for clarity, in the event such material breach is not cured after HGS has expended best efforts, FivePrime shall not have the right to terminate pursuant to Section 11.2(b)); or (D) pursuant to Section 11.2(c) for HGS’ challenge of FivePrime Patents licensed to HGS hereunder:

Stage of Most Advanced Development or Commercialization for a Particular Product at the Time such Product Becomes a Terminated Product	Royalty Rate for such Terminated Product

After FivePrime’s receipt of the upfront payment under Section 8.1, but prior to the Completion of the first Phase 2 Clinical Trial in the Licensed Territory for any Indication other than Mutant Endometrial Cancer

***%

After the Completion of the first Phase 2 Clinical Trial in the Licensed Territory for an Indication other than Mutant Endometrial Cancer, but prior to the Filing of a BLA in the Licensed Territory for any Indication other than Mutant Endometrial Cancer

***%

After the Filing of a BLA in the Licensed Territory for the first Indication other than Mutant Endometrial Cancer, but prior to the first Regulatory Approval in the Licensed Territory for the first Indication other than Mutant Endometrial Cancer

***%
After the first Regulatory Approval in the Licensed Territory for the first Indication other than Mutant Endometrial Cancer	***%

 (viii)        if HGS is Manufacturing any Product (or the Compound contained therein) for commercial sale, HGS shall, at FivePrime’s election, supply FivePrime with HGS’ existing inventory of such Compound and/or Product that is compliant with applicable laws and specifications (unless such inventory is in HGS’ trade dress, in which case this subsection shall not apply) at no cost to FivePrime, ordered pursuant to a single purchase order placed by FivePrime within *** days after the notice of such termination;

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 (ix)        HGS shall, at FivePrime’s request and election, use Commercially Reasonably Efforts to facilitate negotiations between FivePrime and HGS’ Third Party providers of clinical research, Manufacturing and/or distribution services for all Products and to assign key contracts for the Products to FivePrime;

 (x)        in the event one or more clinical trials are ongoing or are scheduled to Commence within *** months after the effective date of such termination, HGS shall, at FivePrime’s request, supply to FivePrime Compounds and Products associated with such clinical trials in amounts not to exceed *** documented requirements for such Compound and Product sufficient for FivePrime’s use until the end of a *** period after the effective date of such termination, at HGS’ Manufacturing Cost, ordered pursuant to a single purchase order placed by FivePrime within *** days after the notice of such termination; and

 (xi)        if HGS, its Affiliates or sublicensees is conducting one (1) or more human clinical trials for the Product at the time of such termination, then, at FivePrime’s election on a trial-by-trial basis: (A) HGS shall fully cooperate with FivePrime to transfer the conduct of all such human clinical trials to FivePrime and FivePrime shall assume any and all liability for such human clinical trials as of the effective date of such termination, provided that HGS shall continue to bear all costs and expenses incurred in connection with the conduct of such clinical trials until the earlier of the completion of such trial or *** days after the effective date of such termination; or (B) HGS shall, at its expense, orderly wind down the conduct of any such human clinical trial which is not assumed by FivePrime under clause (A). In each case HGS shall reimburse FivePrime for any non-cancellable and non-refundable out-of-pocket costs FivePrime may incur in connection with the conduct or wind down of all such clinical trials as of the effective date of such termination.

(b)        Termination by HGS for Breach or Patent Challenge. Upon termination of this Agreement by HGS pursuant to Section 11.2(b) or 11.2(c), the following consequences shall apply to the termination and shall be effective as of the effective date of such termination:

 (i)        each Party shall pay all amounts then due and owing to the other Party as of the termination date;

 (ii)        all licenses and other rights granted to FivePrime under the HGS Technology will become non-exclusive;

 (iii)        the licenses and other rights granted by FivePrime to HGS under the FivePrime Technology will remain in full force and effect as set forth in Sections 2.1 and 2.2; provided, however, that (A) such licenses shall remain in effect only if HGS has satisfied in full, and continues to satisfy in full, its payment obligations under Article 8 in accordance with the

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terms of Article 8; and (B) HGS shall have the right to offset against its financial obligations all costs and losses as finally awarded to HGS and all expenses incurred by HGS as a result of FivePrime’s breach of this Agreement.

 (iv)        no later than *** days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form received from the other Party and all copies thereof and all materials, substances or compositions delivered or provided by the other Party; provided, however, that (A) each Party may retain any such Confidential Information or materials as reasonably necessary for its continued practice under any license under this Agreement that does not terminate upon such termination pursuant to this Section 11.3, and (B) each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes; and

 (v)        except as set forth in this Section 11.3(b) and for the surviving provisions set forth in Section 11.4, the rights and obligations of the Parties hereunder shall terminate, including any rights FivePrime may have with regard to co-promotion pursuant to Section 7.2.

(c)        Termination for Bankruptcy. If this Agreement is terminated by HGS pursuant to Section 11.2(d) due to the rejection of this Agreement by or on behalf of FivePrime under Section 365(n) of the United States Bankruptcy Code (the “Code”), all licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Code and any similar laws in any other country in the Licensed Territory, licenses of rights to “intellectual property” as defined under Section 91 of the Code. The Parties agree that HGS, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country in the Licensed Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against FivePrime under the Code and any similar laws in any other country in the Licensed Territory, HGS will be entitled to a complete duplicate of (or complete access to, as HGS deems appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it: (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless FivePrime elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon written request therefor by HGS following the rejection of this Agreement by or on behalf of FivePrime. The foregoing provisions of this Section 11.3(d) are without prejudice to any rights HGS may have arising under the Code or other applicable law.

11.4      Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Articles 1, 10 and 14, and Sections 2.3, 2.4, 2.5(c) (the last sentence

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only), 5.1(c) (the last two sentences only), 5.2, 5.5, 7.4 (such sections in Article 5 and Article 7 shall survive solely in the event HGS maintains the license granted to it under Section 2.1 after termination of this Agreement or after the expiration of this Agreement on its terms), 9.1, 9.5, 10.1, 10.2, 10.3, 10.5, 11.3, 11.4, 11.5, 13.1, 13.2, 13.3, 13.4 (Sections 13.1, 13.2, 13.3 and 13.4 shall survive solely with respect to Claims arising from actions and/or omissions prior to the effective date of such termination or expiration) and 13.5 shall survive the expiration or termination of this Agreement.

11.5      Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1      Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)        it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(b)        this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2      Representations and Warranties by FivePrime. FivePrime represents and warrants to HGS as of the Effective Date that:

(a)        it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in FivePrime Patents or FivePrime Know-How in a manner that is inconsistent with the exclusive license granted to HGS under Section 2.1;

(b)        it has the right to grant the license and rights herein to HGS and it has not granted any license, right or interest in, to or under the FivePrime Patent Rights or FivePrime Know-How to any Third Party that is inconsistent with the exclusive license granted to HGS under Section 2.1;

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(c)        to its Knowledge, the development, use, sale and import of FP-1039 in the Licensed Territory in the manner that is and has been conducted by FivePrime, its Affiliates and its Contract Manufacturers do not infringe any valid intellectual property rights owned or possessed by any Third Party and do not breach any obligation of confidentiality or non-use owed by FivePrime to a Third Party;

(d)        there are no claims, judgments or settlements against or owed by FivePrime and to its Knowledge, there are no pending or threatened claims or litigation; in each case relating to FP-1039 or to the FivePrime Patents or FivePrime Know-How in the Licensed Territory; and

(e)        to its Knowledge, it has provided to HGS all material research results, pre-clinical and clinical data and any and all documentation in its possession related to the Compound.

12.3      No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 12, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF HGS OR FIVEPRIME; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 13

INDEMNIFICATION; LIABILITY

13.1      Indemnification by FivePrime. FivePrime shall indemnify and hold HGS, its Related Parties and their respective officers, directors, agents and employees (“HGS Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)        The Development, Manufacture or Commercialization of Products by or on behalf of FivePrime or any of its Affiliates, sublicensees or subcontractors, including any FivePrime Development Activities; or

(b)        any Development, Manufacture or Commercialization of the Compounds and/or Products by FivePrime or any of its Affiliates, licensees, sublicensees or subcontractors after the termination of this Agreement pursuant to the rights reverted to FivePrime under Section 11.3(a); or

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(c)        the conduct of the FivePrime-Conducted Trials and/or Other FivePrime Activities by FivePrime or any of its Affiliates, licensees or subcontractors outside of the scope of such activities as set forth in the Development Plan or in contravention to any instructions of HGS or the Development Plan; or

(d)        clinical trials conducted by FivePrime prior to the Effective Date of this Agreement; or

(e)        the negligence or willful misconduct of any of the FivePrime Indemnitees; or

(f)        the breach of any of the warranties or representations made by FivePrime to HGS under this Agreement; or

(g)        any breach by FivePrime of its material obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the material breach by any HGS Indemnitee of any covenant, representation, warranty or other agreement made by HGS in this Agreement or the negligence or willful misconduct of any HGS Indemnitee.

13.2      Indemnification by HGS. HGS shall indemnify and hold FivePrime, its Affiliates, The Regents, ICOS, and their respective trustees, officers, directors, agents and employees (“FivePrime Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a)        the Development, Manufacture or Commercialization of the Products by or on behalf of HGS or any of its Affiliates, sublicensees or subcontractors, including any HGS Development Activities; or

(b)        the negligence or willful misconduct of any of the HGS Indemnitees; or

(c)        the breach of any of the warranties or representations made by HGS to FivePrime under this Agreement; or

(d)        any breach by HGS of its material obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the material breach by any FivePrime Indemnitee of any covenant, representation, warranty or other agreement made by FivePrime in this Agreement or the negligence or willful misconduct of any FivePrime Indemnitee.

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13.3      Indemnification Procedure. If either Party is seeking indemnification under Section 13.1 or 13.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 13.1 or 13.2 as to any claim, pending resolution of the dispute pursuant to Section 14.6, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 or 13.2 upon resolution of the underlying claim.

13.4      Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 13. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.5      Special, Indirect and Other Losses. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 13.

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ARTICLE 14

GENERAL PROVISIONS

14.1      Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party or unavailability of materials related to the Manufacture of Compounds or Products. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

14.2      Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. The Patent Rights and Know-How owned or in-licensed by a permitted assignee in connection with the sale of all or substantially all of a Party’s stock or assets, or an entity who becomes an Affiliate of a Party by reason of such transaction, in each case as existing on the date of closing of such transaction, shall be automatically excluded from the rights licensed to the other Party under this Agreement.

14.3      Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

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14.4      Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to FivePrime:

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, CA 94080

Attention: Legal Department

Facsimile: (415) 365-5601

with a copy to:

Cooley LLP

3017 Hanover Street

Palo Alto, CA 94304

Attention: Robert L. Jones, Esq.

Facsimile: (650) 849-7400

If to HGS:

Human Genome Sciences, Inc.

14200 Shady Grove Road

Rockville, MD 20850 USA

Attention: General Counsel

Facsimile: (301) 517-8831

With a Copy to: Chief Commercial Officer

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the *** business day following the date of mailing, if sent by mail.

14.5      Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

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14.6      Dispute Resolution

(a)        The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim (defined in Section 14.6(f) below) shall be finally resolved by binding arbitration administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures then in effect (the “JAMS Rules”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(b)        The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within *** days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within *** days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by JAMS. The place of arbitration shall be San Francisco, California, and all proceedings and communications shall be in English.

(c)        Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(d)        Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(e)        The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(f)        As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

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14.7      Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the Collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the Collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that, effective as of the Effective Date, that certain Mutual Non-Disclosure Agreement between the Parties dated as of March 23, 2010 (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.

14.8      Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.9      Independent Contractors. It is expressly agreed that FivePrime and HGS shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither FivePrime nor HGS shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

14.10      Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

14.11      Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.12      Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

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14.13      Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to required to be taken on the next occurring business day.

14.14      Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

Five Prime Therapeutics, Inc.		Human Genome Sciences, Inc.

By:	/s/ Julia P. Gregory	By:	/s/ H. Thomas Watkins

Name:	Julia P. Gregory	Name:	H. Thomas Watkins

Its:	President & CEO	Its:	President and Chief Executive Officer

SIGNATURE PAGE OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN

FIVE PRIME THERAPEUTICS, INC. AND HUMAN GENOME SCIENCES, INC.

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EXHIBIT A

FivePrime Patents Existing as of the Effective Date

***

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A-1

EXHIBIT B

UCSF Agreement

Incorporated by reference to Exhibit 10.24 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1, File No. 377-00211, filed on July 15, 2013. The Registrant has also requested confidential treatment for certain portions of Exhibit 10.24. Exhibit 10.24 omits the confidential information subject to this request, and the omitted portions have been filed separately with the SEC.

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B-1

EXHIBIT C

Initial Development Outline

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C-1

EXHIBIT D

Budget of FivePrime-Conducted Trials

FP-1039 Endometrial Trial (FP-1039-002) Projected Budget

***

FP-1039 Endometrial Trial (FP-1039-002) Projected FivePrime FTEs

***

FP-1039 Phase I Study Projected Budget

***

FP-1039 Phase I Study Projected FivePrime FTEs

***

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D-1

EXHIBIT E

Press Release

HUMAN GENOME SCIENCES AND FIVEPRIME THERAPEUTICS ANNOUNCE

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT FOR NOVEL ANTI-CANCER DRUG

•	FP-1039 is a fibroblast growth factor (FGF) ligand trap being studied in early stage clinical trials in a variety of cancers
•	HGS acquires exclusive rights to develop and commercialize FivePrime’s FP-1039 in the United States, Canada and European Union
•	Five Prime retains minority co-promotion rights in the US and full rights to rest of world territories, including Asia

ROCKVILLE, Maryland and SOUTH SAN FRANCISCO, California – March 16, 2011. Human Genome Sciences, Inc. (Nasdaq: HGSI) and FivePrime Therapeutics, Inc. announced today that they have entered into an agreement to develop and commercialize FivePrime’s FP-1039 product for multiple cancers. FP-1039 is a first-in-class biologic discovered by FivePrime that targets multiple fibroblast growth factor (FGF) ligands. Under the terms of the agreement, HGS has acquired rights to develop and commercialize FP-1039 in the United States, Canada and the EU markets, while FivePrime retains minority co-promotion rights in the U.S. and full development and commercialization rights in rest of world territories, including Asia.

“Today’s announcement underscores Human Genome Sciences’ commitment to developing novel targeted therapies that address significant unmet medical needs for patients,” said H. Thomas Watkins, President and Chief Executive Officer, HGS. “We are excited to add FP-1039 to our pipeline and look forward to working with FivePrime to develop and commercialize this innovative biologic product.”

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Under the terms of the agreement, HGS will pay FivePrime an upfront license fee of $50 million and FivePrime will be eligible to receive up to $445 million in future development, regulatory and commercial milestone payments. The agreement calls for tiered double-digit percentage royalty payments on net sales. HGS has exclusive rights to develop and commercialize FP-1039 for all indications in the United States, Canada and the European Union. FivePrime has an option to co-promote FP-1039 and any next-generation products in the United States, and retains full development and commercialization rights in all other regions of the world outside the US, Canada and the EU, including Asia, Latin America and non-EU nations in Europe, including Russia. At FivePrime’s request, HGS will supply FivePrime with FP-1039 for use in the rest of world territories.

“We are delighted to enter into this collaboration with HGS. It will significantly broaden the clinical plan for FP-1039, enabling us to address the multiple tumor types in which FP-1039 may have activity,” said Julia P. Gregory, President and Chief Executive Officer of FivePrime. “This strategically important collaboration evidences the rapidly growing excitement surrounding novel oncology drugs.”

“FivePrime’s valuable discovery platforms have enabled us to develop a very promising therapeutic agent in a signaling pathway that has been historically untapped for drug development. HGS is a great partner for FP-1039 because of their track record of success in developing breakthrough biologics,” stated Lewis T. Williams, MD PhD, Executive Chairman and Founder of FivePrime.

FP-1039 is being evaluated in an ongoing phase 1 clinical study in which it has been shown to be safe and well tolerated to date. Patients are currently being screened for a phase 2 trial for a form of endometrial cancer.

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ABOUT FP-1039

FP-1039 is a first-in-class ligand trap that binds to and inhibits most members of the FGF (Fibroblast Growth Factor) family. FGF proteins are growth factors that, along with VEGF (Vascular Endothelial Growth Factor) and EGF (Epidermal Growth Factor), play important roles in the growth and maintenance of many solid tumors. FP-1039 is a soluble fusion protein consisting of the extracellular portion of Fibroblast Growth Factor Receptor 1 (FGFR1) that is attached to the base of a human antibody. The drug is designed to neutralize the activity of multiple FGF ligands and inhibit their signaling through all FGF receptors. Data indicate that FP-1039 is a very effective inhibitor of the complex and crucial FGF signaling pathway. Moreover, FP-1039 is expected to exert a dual effect on cancer cells both as a result of direct inhibition of tumor cell growth and through inhibition of tumor-associated angiogenesis — both of which are FGF-mediated processes.

ABOUT HUMAN GENOME SCIENCES

Human Genome Sciences exists to place new therapies into the hands of those battling serious disease. For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals and patients interested in clinical trials of HGS products may inquire via e-mail to medinfo@hgsi.com or by calling HGS at (877) 822-8472. HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.

ABOUT FIVEPRIME

FivePrime Therapeutics, Inc. is a clinical-stage, privately-held, biotechnology company discovering and developing innovative protein and antibody therapeutics. Using its novel, high-tech discovery platform, FivePrime is building a strong pipeline of oncology, immunology and metabolic disease drug candidates. Its proprietary platform mines FivePrime’s comprehensive library of secreted and extracellular human proteins

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to screen for medically relevant new therapeutic proteins and antibody targets. FivePrime has active collaborations with Pfizer, Inc. in the fields of oncology and diabetes and GlaxoSmithKline for skeletal muscle disorders. For more information about FivePrime, please visit FivePrime’s web site at www.fiveprime.com.

HGS’ SAFE HARBOR STATEMENT

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of Human Genome Sciences’ unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials and regulatory approvals, Human Genome Sciences’ ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with facilities, intense competition, the uncertainty of patent and intellectual property protection, Human Genome Sciences’ dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.

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###

HGS Contacts:

Media

Jerry Parrott

Vice President, Corporate Communications

301-315-2777

Susannah Budington

Director, Corporate Public Relations

301-545-1062

Investors

Claudine Prowse, Ph.D.

Executive Director, Investor Relations

301-315-1785

Peter Vozzo

Senior Director, Investor Relations

301-251-6003

FivePrime Contacts:

Julia P. Gregory

President and CEO

415-365-5677

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Debbie Tobin

Communications Specialist

415-365-5721

Debbie.Tobin@fiveprime.com

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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